                                                                   Exhibit 10.1

*Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

              DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT

        This DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT (the "Agreement") is entered into on October 26, 2001 (the "Signing Date") and made effective as of the Effective Date (as defined below) between CORIXA CORPORATION, a Delaware corporation, with its principal place of business at 1124 Columbia Street, Suite 200, Seattle, WA 98104, U.S.A. ("Corixa Corporation"), and AMERSHAM PLC, a company incorporated under the laws of England, with its principal place of business at Amersham Place, Little Chalfont, Buckinghamshire, England HP7 9NA ("Amersham"). Both Corixa and Amersham are referred to individually as a "Party" and collectively as the "Parties."

        WHEREAS, Corixa, as the successor to Coulter Pharmaceutical, Inc. ("Coulter"), has rights to and is developing Bexxar, an antibody product pending FDA approval; and

        WHEREAS, Amersham possesses development, manufacturing, marketing and distribution capability for radiolabeled products in Europe; and

        WHEREAS, Amersham desires to obtain rights to develop and commercialize such product in Europe for the treatment of humans and Corixa is willing to grant such rights on the terms and conditions hereof; and

        WHEREAS, Amersham desires to obtain bulk or finished antibody for such product from Corixa and Corixa is willing to provide such antibody on the terms and conditions as set forth in the supply agreement by and between the Parties of even date herewith (the "Supply Agreement"); and

        NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

1. DEFINITIONS

        The following terms shall have the following meanings as used in this
Agreement:

        1.1 "AFFILIATE" means, with respect to a particular Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party. For the purposes of the definition in this
Section 1.1, the word "control" (including, with correlative meaning, the terms "controlled by" or "under the common control with") means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of at least fifty percent (50%) of the voting stock of such entity, or by contract or otherwise. Anything to the contrary, notwithstanding, the term "Affiliate" shall not include Nihon Medi-Physics, Inc., a Japanese company.

        1.2 "AMERSHAM IODINE I 131 TOSITUMOMAB" shall mean any Iodine I 131 Tositumomab that Amersham or its agent prepares from Tositumomab.

        1.3 "AMERSHAM MATTER" shall mean any issue relating to:

               (a) development (including without limitation clinical development and Regulatory Filings) of the Product for and in the Territory other than those issues related to obtaining Initial Approval;

               (b) the European Facility or the manufacture of the Amersham Iodine I 131 Tositumomab in the Territory; or

               (c) sale and/or marketing of the Product in the Territory.

        1.4 "ANNUAL NET SALES" shall mean, with respect to a particular calendar year, the total Net Sales for such calendar year.

        1.5 "BLA" shall mean a Biologics License Application, as defined by the regulations promulgated under the United States FD&C Act and Public Health Services Act and any supplements thereunder, as amended from time to time.

        1.6 "CLINICAL TRIAL" shall mean a trial, conducted by a Party or a licensee of a Party, in which a Product is administered to humans with the goal of generating data (a) to support an application for Regulatory Approval of such Product or (b) for purposes of marketing the Product. The Clinical Trials initiated or planned by Corixa prior to the Effective Date are listed in Exhibit D.

        1.7 "CLINICAL TRIAL COSTS" shall mean the direct and indirect costs incurred by one or both Parties and any licensees thereof in connection with a particular Clinical Trial, including, without limitation, fees paid to clinical sites, fees paid to human subjects participating in such Clinical Trial, and FTE and other overhead expenses, if any, directly attributable to such Clinical Trial.

        1.8 "COLLABORATION STEERING COMMITTEE" and "CSC" shall have the meanings given such terms in Section 3.1(a).

        1.9 "CONTROLLED" means, with respect to any gene, protein, compound, material, Information or intellectual property right, that the Party owns or has a license to such gene, protein, compound, material, Information or intellectual property right and has the ability to grant to the other Party access, a license or a sublicense (as applicable) to such gene, protein, compound, material, Information or intellectual property right on the terms and conditions set forth herein without violating the terms of any agreement or other arrangements with any Third Party existing at the time such Party would be first required hereunder to grant the other Party such access, license or sublicense.

        1.10 "CORIXA" shall mean Corixa Corporation and its Affiliates.

        1.11 "CORIXA INTELLECTUAL PROPERTY RIGHTS" shall mean all Intellectual Property Rights in existence on the Effective Date that are Controlled by Corixa during the term of this Agreement, including those Patents set forth in Exhibit A (which Corixa may update from time to time).

        1.12 "CORIXA IODINE I 131 TOSITUMOMAB" shall mean any Iodine I 131 Tositumomab that Corixa provides to Amersham hereunder.

        1.13 "CORIXA MATTER" shall mean any issue relating to (a) obtaining Initial Approval (including without limitation clinical development and Regulatory Filings) or (b) manufacture (except for those issues relating solely to the European Facility) of the Product for use in the Territory. For clarity, all issues concerning whether a particular Clinical Trial shall be designated as an Initial Approval Clinical Trial pursuant to Section 4.5 or 5.4 are Corixa Matters.

        1.14 "CORIXA TERRITORY" shall mean all countries and territories of the world except those in the Territory.

        1.15 "CROSS-TERRITORY CLINICAL TRIAL" shall mean a Clinical Trial conducted in the Territory and the Corixa Territory.

        1.16 "DANA FARBER AGREEMENTS" shall mean:

               (a) the Agreement between Sidney Farber Cancer Institute and Coulter Electronics, Inc., dated July 23, 1981;

               (b) Modification Agreement between Dana-Farber Cancer Institute and Coulter Electronics, Inc., dated March 1, 1983;

               (c) License Agreement between Dana-Farber Cancer Institute and Coulter Immunology, Division of Coulter Corporation, dated April 28, 1983;

               (d) Modification Agreement No. 2 between Dana-Farber Cancer Institute and Coulter Immunology, Division of Coulter Corporation, dated April 1, 1987;

               (e) Agreement between Coulter Corporation and Dana-Farber Cancer Institute, Inc., dated April 1, 1994;

               (f) Agreement between Coulter Pharmaceutical and Coulter Corporation, dated February 24, 1995; and

               (g) Agreement among Dana-Farber Cancer Institute, Coulter Corporation and Coulter Pharmaceutical, Inc. dated December 2, 1998.

        1.17 "DEVELOPMENT BUDGET" shall mean the detailed budget for the activities described in the Development Plan (whether the Initial Development Plan or the Subsequent Development Plan), approved as a part of the Initial Development Plan or Subsequent Development Plan, as applicable, pursuant to
Section 4.2, 4.3 or 4.4.

        1.18 "DEVELOPMENT PLAN" shall mean the Initial Development Plan or the Subsequent Development Plan, as the context indicates.

        1.19 "DILIGENT EFFORTS" means the carrying out of obligations or tasks in a sustained manner consistent with the efforts a Party devotes to a product or a development or marketing project of similar market potential, profit potential or strategic value resulting from its own efforts, based on conditions then prevailing.

        1.20 "EFFECTIVE DATE" shall mean the First Closing Date, as such term is defined in the Stock Purchase Agreement.

        1.21 "EUROPEAN FACILITY" shall have the meaning set forth in the Supply Agreement.

        1.22 "FD&C ACT" shall mean the United States Federal Food, Drug and Cosmetic Act, as amended.

        1.23 "FDA" shall mean the United States Food and Drug Administration or its successor.

        1.24 "FIELD" shall mean the treatment, prevention or palliation of any indication in humans. In no event shall "Field" include diagnosis of such indications.

        1.25 "FIRST COMMERCIAL SALE" shall mean the first commercial sale of a Product in a given regulatory jurisdiction after the Product has been granted Regulatory Approval by the competent authorities in such jurisdiction.

        1.26 "FTE RATE" shall mean the amount to be paid by Amersham for consulting services rendered by the Corixa's employees. The FTE Rate for calendar year 2001 will be the lesser of: (a) [*] dollars ($[*]) per hour or (b) [*] dollars ($[*]) per day per employee. For each subsequent calendar year, this rate will be adjusted by the percentage change in the monthly Consumer Price Index for the immediately preceding October as compared to the base month of October, 2000. The index source will be the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor and covering San Francisco, California, Seattle, Washington and Missoula, Montana. Should indices covering all of the foregoing areas not be available, then the national index will be used as the reference.

        1.27 "FULLY ALLOCATED COST" shall mean the direct and indirect costs of Tositumomab provided by Corixa to Amersham or Corixa Iodine I 131 Tositumomab and shall be computed in accordance with United States generally accepted accounting principles, consistently applied. To the extent that any such costs arise from activities performed for Amersham as well as other Corixa partners for the Product, the amounts allocated to Amersham shall be a fair, pro rata allocation based upon the performance for Amersham relative to the performance for other Corixa partners for the Product. Fully Allocated Cost shall include without limitation:

               (a) cost and expenses incurred by Corixa, including, but not limited to, payments owed by Corixa to Third Parties (including Third Party licensors such as Dana Farber

* Confidential treatment requested.

and University of Michigan), for the manufacture or supply to Amersham of such Tositumomab or Corixa Iodine I 131 Tositumomab, including, but not limited to, the transfer price for such antibody, cancellation payments (limited to Amersham cancellations), payments related to failed batches (to the extent not otherwise charged to Amersham pursuant to this Agreement), readiness payments, and facilities charges owed to such Third Parties, plus

               (b) QA/QC Costs, plus

               (c) If applicable, the cost of forward foreign currency contracts to protect against risk of changes in foreign exchange rates, provided that such costs are approved in advance by the Parties, plus

               (d) Corixa's internal and external expenses, including out-of-pocket expenses and employee expenses, if any, with respect to freight and tariffs associated with transporting Tositumomab or Corixa Iodine I 131 Tositumomab from the source of manufacture to the end user, inclusive of interim points of delivery, but excluding any such costs which are separately invoiced to a customer, plus

               (e) The cost of Corixa employees engaged in Tositumomab or Corixa Iodine I 131 Tositumomab manufacturing-related activities, including, without limitation, employees engaged in oversight of manufacture by Third Parties, plus

               (f) A reasonable allocation, with respect to such Tositumomab or Corixa Iodine I 131 Tositumomab, of Corixa's: (i) indirect labor (to the extent not previously included in (d) or (e)), (ii) administrative costs, and (iii) facilities costs including electricity, water, sewer, waste disposal, property taxes, and depreciation over the expected life of buildings and equipment. Such allocations shall be in accordance with reasonable cost accounting methods, consistently applied, of Corixa.

        1.28 "GOOD MANUFACTURING PRACTICE" or "GMP" shall mean the current standards for the manufacture of pharmaceuticals, as set forth in the FD&C Act and applicable regulations and guidances promulgated thereunder, including without limitation the Code of Federal Regulations, as amended from time to time, and any other applicable manufacturing requirements under the laws, rules or regulations of the Territory.

        1.29 "INFORMATION" means information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including without limitation, databases, inventions, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and patent and other legal information or descriptions.

        1.30 "INITIAL APPROVAL" shall mean the first approval of an MAA for the Product by the EMEA.

        1.31 "INITIAL APPROVAL CLINICAL TRIALS" shall mean the Clinical Trials that the CSC designates pursuant to Section 4.5 or 5.4 as the Clinical Trials that the Parties expect to be used to seek Initial Approval.

        1.32 "INITIAL APPROVAL TRIAL COSTS" shall mean, with respect to the Initial Approval Clinical Trials and the Initial Regulatory Filings:

               (a) the direct and indirect costs incurred by Corixa and its Third Party contractors, including contract research organizations (CRO's), and consultants in connection with such Clinical Trials and the Initial Regulatory Filings, including, without limitation, the costs of all Tositumomab and Corixa Iodine I 131 Tositumomab purchased by Corixa for use in such Clinical Trials, fees paid to clinical sites for such Clinical Trial, fees paid to human subjects participating in such Clinical Trials, and FTE and other overhead expenses, if any, directly attributable to such Clinical Trials or the Initial Regulatory Filings;

               (b) the direct and indirect external costs agreed to in writing by Corixa and incurred by Amersham and its Third Party contractors and consultants in connection with such Clinical Trials (including, without limitation, fees paid to clinical sites for such Clinical Trials and fees paid to human subjects participating in such Clinical Trials) and the Initial Regulatory Filings; and

               (c) the direct FTE costs incurred by Amersham pursuant the
Section 4.1 or otherwise as provided under this Agreement in connection with such Clinical Trials and the Initial Regulatory Filings, but excluding all of Amersham's indirect FTE costs and non-FTE internal costs, including without limitation overhead expenses, if any, attributable to such Clinical Trial or the Initial Regulatory Filings.

        1.33 "INITIAL DEVELOPMENT PLAN" shall mean a full plan (rather than a summary thereof) (a) that includes a detailed budget and specifies the means by which (i) Corixa will seek to obtain Initial Approval for the Product in the Territory, including a description of and estimated timeline for all regulatory activities, and (ii) Amersham will establish the European Facility and (b) which has been approved by the CSC in accordance with Section 4.2 or 4.3.

        1.34 "INITIAL REGULATORY FILINGS" shall have the meaning set forth in
Section 5.6.

        1.35 "INTELLECTUAL PROPERTY RIGHTS" shall mean all Patents, copyrights, regulatory filings, Know-How, or any other intellectual property other than trademarks, that are Controlled during the term of this Agreement by a Party or jointly by the Parties and that relate to the development, manufacture, importing, use, marketing and/or sale of the Product. The term "Intellectual Property Rights" shall include any rights obtained by either Party from a Third Party, including those obtained pursuant to Section 2.7, subject to the terms and conditions of the agreements in which such rights were conferred. The term "Intellectual Property Rights," however, shall not include Patents, copyrights, regulatory filings, know-how and/or trade secrets, or any other intellectual property of either Party for the manufacture or purification of monoclonal antibodies, whether developed prior to or after the Effective Date.

        1.36 "INVENTION" means any invention, development, result, Know-How or other Information, and all intellectual property relating thereto, made, discovered or developed (i) solely by a Party and its employees or agents pursuant to work performed under the Agreement or (ii) jointly by the Parties and their employees or agents pursuant to work performed under the Agreement.

        1.37 "IODINE I 131 TOSITUMOMAB" shall mean any therapeutic, prophylactic or palliative product containing or comprising the composition of matter conjugated with 131Iodine that was one of the active agents tested in Corixa's clinical trial with Protocol No. RIT-II-004 as referred to in that Protocol as [*] anti CD20 murine monoclonal antibody.

        1.38 "JOINT COMMERCIALIZATION COMMITTEE" and "JCC" shall have the meanings given such terms in Section 3.3(a).

        1.39 "JOINT DEVELOPMENT COMMITTEE" and "JDC" shall have the meanings given such terms in Section 3.2(a).

        1.40 "JOINT OTHER INVENTIONS" means any and all Other Inventions made jointly by employees or agents of both Parties pursuant to work conducted under the Agreement.

        1.41 "KNOW-HOW" shall mean any technical information that is secret and identified.

        1.42 "MAA" shall mean a Marketing Authorization Application, the regulatory application in the European Community that is the equivalent of a BLA, for the Product.

        1.43 "MAJOR MARKET COUNTRIES" means UK, France, Germany, Spain and
Italy.

        1.44 "MARKETING PLAN" shall mean a full plan (rather than a summary thereof) prepared by Amersham (as amended from time to time) that specifies the means by which Amersham intends to commercialize the Product in the Territory, including a description of and estimated timeline for all marketing and promotional activities.

        1.45 "MICHIGAN AGREEMENT" shall mean the Commercialization Agreement between Coulter Corporation and the Regents of the University of Michigan, dated November 1, 1994, and the Amendment to Commercialization Agreement between Coulter and the Regents of the University of Michigan, dated June 1, 1997.

        1.46 "NET SALES" shall mean gross amounts invoiced for sales of the Product in the Territory by either Party, its Affiliates or sublicensees, as appropriate, to Third Parties, less the following items: (i) trade, quantity and cash discounts or rebates actually allowed and taken and any other adjustments, including, without limitation, those granted on account of price adjustments, billing errors, rejected goods, damaged goods and recall returns; (ii) credits, rebates, charge-back and prime vendor rebates, fees, reimbursements or similar payments granted or given to wholesalers and other distributors, buying groups, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations or other institutions or health care organizations;
(iii) any tax, tariff, customs duties, excise or other duties or other governmental charge (other than an income tax) levied on the sale, transportation or delivery of a Product and borne by the seller thereof; (iv) payments or rebates paid in connection with sales of Products to any governmental or regulatory authority in respect of any medical insurance funded by a state or federal government; and (v) any charge for freight, insurance or other transportation costs charged to the customer. For clarity, Net Sales shall not include: sales of the Product by and between a Party and its Affiliates (except where such Affiliates are end users).

* Confidential treatment requested.

        1.47 "OTHER INVENTION" means any Invention that is not a Product Invention.

        1.48 "PATENT" means (i) unexpired letters patent (including inventor's certificates) that have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including without limitation any substitution, extension, registration, confirmation, reissue, re-examination, renewal or any like filing thereof and (ii) pending applications for letters patent, including without limitation any continuation, division or continuation-in-part thereof and any provisional applications.

        1.49 "PRICING APPROVAL" shall mean any and all Regulatory Approvals with respect to the price of the Product in a regulatory jurisdiction in the Territory.

        1.50 "PRODUCT" shall mean (a) Iodine I 131 Tositumomab as defined in
Section 1.37 or (b) any therapeutic, prophylactic or palliative product containing or comprising Tositumomab as defined in Section 1.65 for use in connection with a Iodine I 131 Tositumomab, in any formulation or mode of administration.

        1.51 "PRODUCT IMPROVEMENT" means any Invention that pertains to the formulation, packaging, storage, administration or dosimetry of the Product but does not pertain to radiolabeling of Tositumomab. For clarity, a particular Product Improvement may be a Product Invention or an Other Invention.

        1.52 "PRODUCT INVENTION" means any Invention that pertains solely to, or the sole use of which is limited to, the Product or its development, manufacture or use.

        1.53 "QA/QC COSTS" shall mean Corixa's internal and external costs of quality assurance and quality control work performed by or on behalf of Corixa related to Product release and Product testing of Tositumomab and Corixa Iodine I 131 Tositumomab, but only to the extent that such quality assurance and quality control work is required by the FDA or other relevant regulatory authorities. QA/QC Costs shall include a reasonable allocation of Corixa's facility overhead, and shall include any allocation of the costs of establishing or validating a facility or any costs of excess capacity directly related to Tositumomab.

        1.54 "REGULATORY APPROVAL" means any and all approvals (including supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations or authorizations of any national, supra-national (e.g., the European Commission or the Council of the European Union), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, that are necessary for the manufacture, distribution, use or sale of a product in a regulatory jurisdiction.

        1.55 "REGULATORY FILING" shall mean a regulatory filing for the Product in the Territory.

        1.56 "SECOND INDICATION" shall mean label claim(s) that are approved in a Regulatory Approval received for a Product in the Territory, wherein such Regulatory Approval is subsequent to the Initial Approval and such label claims are for a different indication than the indication approved in the Initial Approval.

        1.57 "SOLE OTHER INVENTIONS" means any and all Other Inventions made, discovered or developed solely by a Party and its employees or agents pursuant to work performed under the Agreement.

        1.58 "SPECIFICATIONS" shall mean the requirements and standards pertaining to Tositumomab or Iodine I 131 Tositumomab (depending upon context) and consistent with filings made for Regulatory Approval and all relevant written agreements between Corixa and a Third Party with respect to manufacture or supply of Tositumomab, Iodine I 131 Tositumomab or Product, which specifications are set forth in the BLA identified by Biologics License Application Submission Tracking Number 125011, provided that such specifications may be modified in writing by the Parties from time to time as follows: any modifications to the Specifications shall be reasonably acceptable to both Parties or required for approval of the Product in the Territory and shall be reasonably consistent with respect to products manufactured by or on behalf of Corixa for use in markets in the Corixa Territory. The Specifications shall be release or stability specifications, as applicable, and each reference to Specifications shall mean the type of such Specifications appropriate to the context.

        1.59 "STOCK PURCHASE AGREEMENT" shall mean that certain Stock Purchase Agreement entered into by Corixa Corporation and Nycomed, Inc. as of the Signing Date.

        1.60 "SUBSEQUENT CLINICAL TRIAL" shall mean each Clinical Trial conducted hereunder except for the Initial Approval Clinical Trials.

        1.61 "SUBSEQUENT DEVELOPMENT PLAN" shall mean a full plan (rather than a summary thereof) that includes a detailed budget and specifies the means by which Amersham will develop the Product other than in connection with the Initial Approval, including the means by which Amersham will seek to obtain Regulatory Approvals other than the Initial Approval for the Product in each country in the Territory and including a description of and estimated timeline for all regulatory activities, Subsequent Clinical Trials and any further activities related to establishing the European Facility and which has been approved by the CSC in accordance with Section 4.2 or 4.3.

        1.62 "SUBSEQUENT REGULATORY FILINGS" shall have the meaning set forth in
Section 5.8.

        1.63 "TERRITORY" shall mean the countries and territories of Europe set forth on Exhibit B.

        1.64 "THIRD PARTY" means any entity other than (i) Corixa, (ii) Amersham or (iii) an Affiliate of either of them.

        1.65 "TOSITUMOMAB" shall mean the composition of matter that (i) has not been conjugated with 131Iodine or any other isotope, molecule, compound or moiety and (ii) was administered to patients in Corixa's clinical trial with Protocol No. RIT-II-004 as referred to in that Protocol as [*] anti CD20 murine monoclonal antibody. Except as otherwise specified in this Agreement, Tositumomab shall mean both bulk and filled material.

2. LICENSES AND EXCLUSIVITY

        2.1 LICENSES TO AMERSHAM.

               (a) DEVELOPMENT AND COMMERCIALIZATION. Subject to Sections 5.2 and 5.3 and the other terms and conditions of this Agreement, Corixa hereby grants Amersham an exclusive, royalty-bearing license under Corixa Intellectual Property Rights, Product Inventions and Product Improvements Controlled by Corixa, to develop, use, sell, offer for sale and import Product in the Field and in the Territory. Notwithstanding the exclusivity of the foregoing license, Corixa retains the right to continue and complete any and all Clinical Trials in the Territory for which enrollment commenced prior to the Effective Date and the right to carry out Initial Approval Clinical Trials and prepare and file Initial Regulatory Filings as set forth herein. The license granted in this Section 2.1(a) may be sublicensed by Amersham (i) in the Major Market Countries, with the prior written consent of Corixa and (ii) in all other countries in the Territory, with prior written notification to Corixa.

               (b) MANUFACTURING. Subject to the terms and conditions of this Agreement, Corixa hereby grants Amersham a royalty-bearing license, under Corixa Intellectual Property Rights, Product Inventions and Product Improvements Controlled by Corixa, to make and have made, solely for the purpose of satisfying Amersham's requirements for Product for use (as permitted in Section 2.1(a)) in the Field and in the Territory, (i) Iodine I 131 Tositumomab from Tositumomab provided by Corixa, and (ii) Product from Tositumomab provided by Corixa. The license granted in this Section 2.1(b) may be sublicensed by Amersham, with the prior written consent of Corixa, to an Affiliate of Amersham or to a Third Party with whom Amersham has entered into a written agreement for the limited purpose of carrying out Amersham's manufacturing obligations under this Agreement. During the period that Corixa is supplying Corixa Iodine I 131 Tositumomab to Amersham pursuant to the Supply Agreement, the license granted in this Section 2.1(b) shall be co-exclusive among Amersham, Corixa and Corixa's Third Party supplier(s) of Iodine I 131 Tositumomab. After the end of such period, such license shall be exclusive to Amersham, subject to conversion of such license to non-exclusive pursuant to Section 2.1(d). For clarity, the foregoing license shall not be interpreted to prevent Corixa from making in the Territory Tositumomab or Iodine I 131 Tositumomab for use outside the Territory.

        (c) SECOND SITE SUPPLY. If the events described in Section 3.1(e) of the Supply Agreement occur, Corixa shall grant Amersham, subject to the terms and conditions of this Agreement, a non-exclusive, royalty-bearing license under Corixa Intellectual Property Rights, to make and have made, solely for the purpose of satisfying Amersham's requirements for Product for use (as permitted in Section 2.1(a)) in the Field and in the Territory, (i) Tositumomab, (ii) Iodine I 131 Tositumomab manufactured from such Tositumomab, and (iii) Product from such Tositumomab. The license granted in this Section 2.1(c) may be sublicensed by Amersham, with the prior written consent of Corixa, which consent shall not be unreasonably withheld, to an Affiliate of Amersham or to a Third Party with whom Amersham has entered into


* Confidential Treatment Requested
a written agreement for the limited purpose of carrying out Amersham's manufacturing obligations under this Agreement.

               (d) CONVERSION TO NON-EXCLUSIVE LICENSES. The licenses set forth in Sections 2.1(a) and (b) shall automatically convert to non-exclusive licenses on the later of: (i) the expiration, cancellation or abandonment of the last surviving issued patent or pending patent application in the Territory that claims any Corixa Intellectual Property Right, Product Invention or Product Improvement Controlled by Corixa and (ii) 10 years after the First Commercial Sale of the Product in the Territory.

        2.2 NEGATIVE COVENANT. Amersham covenants that it shall not, nor shall it cause any Affiliate or sublicensee to, knowingly use or practice directly or indirectly, any Corixa Intellectual Property Rights, Product Inventions or Product Improvements Controlled by Corixa for any purposes other than those expressly permitted by this Agreement.

        2.3 LICENSE TO CORIXA. Subject to the terms and conditions of this Agreement, Amersham hereby grants Corixa a worldwide, non-exclusive, royalty-free, perpetual license (with the right to sublicense only in conjunction with a Corixa product or other intellectual property Controlled by Corixa) to make and use, for any purpose, Product Improvements Controlled by Amersham.

        2.4 NEGATIVE COVENANT. Corixa covenants that it shall not, nor shall it cause any Affiliate or sublicensee to, knowingly use or practice directly or indirectly any Product Improvements Controlled by Amersham for any other purposes other than those expressly permitted by this Agreement.

        2.5 COVENANT NOT TO SUE. Amersham hereby agrees that it shall not assert in any way any Patent or Know-How against Corixa or its Affiliates, or any of their licensees, distributors, manufacturers or customers, direct or indirect, in connection with the manufacture, use, import, offer for sale or sale of Products manufactured in accordance the manufacturing procedures in use on the Effective Date. If Amersham assigns or attempts to assign ownership of any of its Patents to a Third Party not bound by this covenant not to sue (whether directly or by operation of law), then effective upon such assignment or attempted assignment, Corixa and its Affiliates and each of their licensees, distributors and manufacturers, shall have and Amersham hereby grants Corixa in the event of such circumstance, a worldwide, nonexclusive, nontransferable, royalty-free license, without right of sublicense, under such assigned Patents to make, use, import, offer for sale and sell Products manufactured in accordance the manufacturing procedures in use on the Effective Date.

        2.6 EXISTING THIRD PARTY LICENSES. Amersham acknowledges and agrees to be bound by all applicable provisions of the Dana Farber Agreements and Michigan Agreement (including without limitation those provisions regarding royalty payments, insurance and indemnification) as set forth in the letter between the Parties of even date herewith, provided that such applicable provisions do not violate any law or regulations in the Territory. Corixa and Amersham agree that in the event any of the royalty obligations contained in the Third Party licenses decrease or cease for whatever reason, Amersham shall also be entitled to such a decrease or cessation of such royalty obligations.

        2.7 NEW THIRD PARTY LICENSES.

               (a) In the event Amersham believes that one or more licenses under intellectual property held by a Third Party are necessary in order to assure Amersham that its activities under this Agreement involving the Product as formulated and administered as of the Effective Date do not infringe the intellectual property rights of such Third Party, then the Parties will discuss the situation in good faith and Amersham shall make the determination as to whether or not to license such intellectual property. Any license fees or royalties payable to Third Parties pursuant to such a license agreement between Amersham and a Third Party shall be borne by Amersham and deducted from Amersham's Net Sales.

               (b) In the event Amersham believes that one or more licenses under intellectual property held by a Third Party are desirable in order to assure Amersham that its activities under this Agreement do not infringe the intellectual property rights of such Third Party, then the Parties will discuss the situation in good faith and Amersham shall make the determination as to whether or not to license such intellectual property. Any license fees or royalties payable to Third Parties pursuant to such a license agreement between Amersham and a Third Party shall be borne by Amersham.

               (c) In the event Corixa believes that one or more licenses under intellectual property held by a Third Party are necessary in order to assure Corixa that its manufacture of Tositumomab or Iodine I 131 Tositumomab and other activities under this Agreement for the Territory do not infringe the intellectual property rights of such Third Party, then the Parties will discuss the situation in good faith and Corixa shall make the determination as to whether or not to license such intellectual property. Any license fees or royalties payable to Third Parties pursuant to such a license agreement between Corixa and a Third Party shall be initially borne by Corixa and, to the extent applicable to the manufacture of Tositumomab or Corixa Iodine I 131 Tositumomab provided by Corixa hereunder for the sale of Product in the Territory, shall be passed on to Amersham as part of the Fully Allocated Cost of such Tositumomab or Corixa Iodine I 131 Tositumomab and such increase in Fully Allocated Cost shall be deducted from Amersham's Net Sales.

               (d) In the event Corixa believes that one or more licenses under intellectual property held by a Third Party are desirable in order to assure Corixa that its manufacture of Tositumomab or Iodine I 131 Tositumomab and other activities under this Agreement for the Territory do not infringe the intellectual property rights of such Third Party, then the Parties will discuss the situation in good faith and Corixa shall make the determination as to whether or not to license such intellectual property. Any license fees or royalties payable to Third Parties pursuant to such a license agreement between Corixa and a Third Party shall be borne by Corixa and shall not be passed on to Amersham as part of the Fully Allocated Cost of such Tositumomab or Corixa Iodine I 131 Tositumomab.

               (e) If the Parties disagree whether a particular Third Party intellectual property is necessary or desirable to avoid infringing activities by a Party pursuant to this Agreement, such disagreement shall be settled in accordance with the dispute resolution procedures set forth in Section 14.1.

        2.8 EXCLUSIVITY. If Amersham or any Affiliate of Amersham files an MAA or other application for Regulatory Approval in the Territory, to market an antibody directed at CD20 (other than a Product and whether unconjugated or conjugated to any isotope, molecule, compound or moiety) for the same indication for which Corixa and/or Amersham plans to seek Initial Approval for a Product or for which Amersham plans to seek, is seeking or has received any other Regulatory Approval in the Territory for a Product, Amersham shall immediately notify Corixa. Corixa may at any time thereafter, upon six months prior written notice to Amersham, terminate the licenses contained in Section 2.1 or convert such licenses to nonexclusive.

        2.9 U.N. CONVENTION NOT APPLICABLE. The Parties agree that the U.N. Convention on Contracts for International Sales of Goods shall not apply to this Agreement.

3. GOVERNANCE STRUCTURES

        3.1 COLLABORATION STEERING COMMITTEE (CSC).

               (a) PURPOSE; FORMATION. Within thirty (30) days after the Effective Date, the Parties will appoint their respective representatives to a collaboration steering committee to oversee, coordinate and provide strategic direction to the development, registration and commercialization of the Product for and in the Territory and to approve the plans, budgets and resource allocations for such activities (the "Collaboration Steering Committee" or "CSC").

               (b) MEMBERSHIP. Each Party shall initially appoint two (2) representatives to the CSC. The CSC may change its size from time to time by mutual consent of its members; provided that the CSC shall at all times consist of an equal number of representatives of each of Corixa and Amersham. Each Party may replace its CSC representatives at any time upon written notice to the other Party. At least one (1) of each Party's representatives on the CSC will have the title of Vice-President (or a comparable position) or above for such Party. The CSC may invite nonmembers to participate in the discussions and meetings of the CSC, provided that such participants shall have no voting authority at the CSC.

               (c) CO-CHAIRPERSONS. Each Party will name, from among its two (2) CSC representatives, a co-chairperson of the CSC. The co-chairpersons of the CSC shall be responsible for the administering CSC meetings but shall have no additional powers or rights beyond those held by the other CSC representatives. The Parties' co-chairpersons will alternate responsibility for preparing minutes of CSC meetings, which shall be circulated for review and approval by all members within thirty (30) days after each meeting.

               (d) DECISION-MAKING. The CSC shall act by unanimous vote, with each Party having one (1) vote. If the CSC becomes deadlocked on an issue that is not a Corixa Matter or an Amersham Matter, then either Party may refer the matter for dispute resolution pursuant to Section 14.1 by written notice to the other Party. If the CSC becomes deadlocked on an issue that is a Corixa Matter, then Corixa shall decide how such issue shall be handled. Such Corixa decision shall be final and not subject to the dispute resolution procedures set forth in
Section 14.1. If the CSC becomes deadlocked on an issue that is an Amersham Matter, then Amersham shall decide how such issue shall be handled. Such Amersham decision shall be final and not subject to the dispute resolution procedures set forth in Section 14.1.

               (e) MEETINGS. The CSC shall meet at least once per calendar quarter after the Effective Date until Initial Approval, and at least two (2) times per year thereafter during the term of this Agreement, unless the Parties mutually agree in writing to a different frequency. Either co-chairperson may call a special meeting of the CSC from time to time to address issues in connection with which a decision or review is reasonably required prior to the next regularly scheduled CSC meeting. The CSC will meet at locations alternately selected by Corixa and by Amersham. The CSC may meet by video or audio conference. Meetings of the CSC will be effective only if a representative of each Party is present or participating. Each Party shall bear all expenses it incurs in regard to participating in CSC meetings, including all travel and living expenses.

               (f) SPECIFIC RESPONSIBILITIES OF THE CSC. In addition to its general responsibility to oversee, monitor, review, coordinate and provide strategic direction to the development, registration and commercialization of the Product for and in the Territory, the CSC shall in particular:

                      (i) Review, revise and approve each Development Plan (including without limitation the Development Budget contained therein) as provided in Sections 4.2, 4.3 and 4.4;

                      (ii) Resolve, in accordance with Section 3.1(d), issues presented to it by, and disputes among the JDC and/or the JCC;

                      (iii) Review as it deems appropriate the decisions of each of the JDC and the JCC;

                      (iv) Designate the Initial Approval Clinical Trials pursuant to Section 4.5 or 5.4; and

                      (v) Perform any other functions set forth for the CSC in this Agreement.

               (g) LIMITED AUTHORITY. The CSC shall have no authority to amend this Agreement. The CSC shall have no authority to override any decision of Corixa with respect to a Corixa Matter or any decision of Amersham with respect to an Amersham Matter.

        3.2 JOINT DEVELOPMENT COMMITTEE (JDC).

               (a) PURPOSE; FORMATION. Within thirty (30) days after the Effective Date the Parties will appoint their respective representatives to a joint development committee to manage the development strategies, plans and budgets for Regulatory Approval of the Product in the Territory (the "Joint Development Committee" or "JDC"). The JDC shall dissolve upon mutual agreement of the Parties, but in no event prior to two (2) years following Initial Approval.

               (b) MEMBERSHIP. Each Party shall initially appoint two (2) representatives to the JDC. The JDC may change its size from time to time by mutual consent of its members; provided that the JDC shall consist at all times of an equal number of representatives of each Corixa and Amersham. Each Party may replace its JDC representatives at any time upon written notice to the other Party. At least one (1) of each Party's representatives will have the title of Vice-President (or a comparable position) or above for such Party. The JDC may invite nonmembers to participate in the discussions and meetings of the JDC, provided that such participants shall have no voting authority at the JDC. A member of the JDC may also be a member of the JCC.

               (c) CHAIRPERSON. Corixa shall name, from among its JDC representatives, a chairperson of the JDC who shall act as chairperson until Initial Approval. Following Initial Approval, Amersham shall name, from among its JDC representatives, a chairperson of the JDC who shall act as chairperson thereafter. The chairperson shall be responsible for administering JDC meetings but shall have no additional powers or rights beyond those held by the other representatives on the JDC. The chairperson will be responsible for preparing minutes of JDC meetings, which shall be circulated for review and approval by all members within thirty (30) days after each meeting.

               (d) DECISION-MAKING. The JDC shall act by unanimous vote, with each Party having one (1) vote. Should the JDC become deadlocked on any issue, then it shall submit such issue to the CSC for resolution.

               (e) MEETINGS. The JDC shall meet at least once per calendar quarter after the Effective Date until Initial Approval, and at least two (2) times per year thereafter until completion of all activities to be performed pursuant to the Subsequent Development Plan, unless the Parties mutually agree in writing to a different frequency or to earlier disband the JDC. The chairperson may call a special meeting of the JDC from time to time to address issues in connection with which a decision or review is reasonably required prior to the next regularly scheduled JDC meeting. The JDC will meet at locations alternately selected by Corixa and by Amersham. The JDC may meet by video or audio conference. Meetings of the JDC shall be effective only if a representative of each Party is present or participating. Each Party shall report to the JDC on all material issues relating to the development of Product for and in the Territory promptly after such issues arise. Each Party shall bear all expenses it incurs in regard to participating in meetings of the JDC.

               (f) SPECIFIC RESPONSIBILITIES OF THE JDC. In addition to its general responsibility to manage, monitor, review and coordinate the development and Regulatory Approval of the Product in the Territory according to the Development Plans and to ensure a regular flow of development information among the Parties, the JDC shall in particular:

                      (i) revise each draft Development Plan prepared by the Parties and present the revised draft Development Plan to the CSC, all in accordance with Sections 4.2 and 4.3;

                      (ii) review, coordinate and approve all plans for clinical, manufacturing and radiolabeling activities with respect to the Product in or for the Territory;

                      (iii) facilitate the flow of information between the Parties with respect to all development of the Product for and in the Territory;

                      (iv) establish the levels of supply of Product needed for the Initial Approval Clinical Trials as provided in Section 4.5 and for Subsequent Clinical Trials; and

                      (v) perform any other responsibilities set forth for the JDC in this Agreement.

               (g) LIMITED AUTHORITY. The JDC shall have only those powers expressly assigned it in this Agreement. Without limiting the generality of the foregoing, the JDC shall have no authority to amend the Development Plan or this Agreement. The CSC may, at its discretion, review any decision of the JDC. The JDC shall have no authority to override any decision of the CSC, any decision of Corixa with respect to any Corixa Matter or any decision of Amersham with respect to any Amersham Matter.

        3.3 JOINT COMMERCIALIZATION COMMITTEE (JCC).

               (a) PURPOSE; FORMATION. Within ninety (90) days after the Effective Date the Parties will appoint their respective representatives to a joint commercialization committee to manage the strategies, plans and budgets for commercialization of the Product in the Territory (the "Joint
Commercialization Committee" or "JCC").

               (b) MEMBERSHIP. Each Party shall initially appoint two (2) representatives to the JCC. The JCC may change its size from time to time by mutual consent of its members; provided that the JCC shall consist at all times of an equal number of representatives of each Corixa and Amersham. Each Party may replace its JCC representatives at any time upon written notice to the other Party. At least one (1) of each Party's representatives will have the title of Vice-President (or a comparable position) or above for such Party. The JCC may invite nonmembers to participate in the discussions and meetings of the JCC, provided that such participants shall have no voting authority at the JCC. A member of the JCC may also be a member of the JDC.

               (c) CHAIRPERSON. Amersham shall name, from among its JCC representatives, a chairperson of the JCC. The chairperson shall be responsible for administering JCC meetings but shall have no additional powers or rights beyond those held by the other representatives on the JCC. The chairperson will be responsible for preparing minutes of JCC meetings, which shall be circulated for review and approval by all members within thirty (30) days after each meeting.

               (d) DECISION-MAKING. The JCC shall act by unanimous vote, with each Party having one (1) vote. Should the JCC become deadlocked on any issue, then it shall submit such issue to the CSC for resolution.

               (e) MEETINGS. The JCC shall meet at least two (2) times per year after the Effective Date until submission of the MAA, and at least once per calendar quarter thereafter until one (1) year following the First Commercial Sale after which the JCC shall again meet at least two (2) times per year throughout the term of this Agreement, unless the Parties mutually agree in writing to a different frequency or to disband the JCC. The chairperson may call a special meeting of the JCC from time to time to address issues in connection with which a decision or review is reasonably required prior to the next regularly scheduled JCC meeting. The JCC will meet at locations alternately selected by Corixa and by Amersham. The JCC may meet by video or audio conference. Meetings of the JCC shall be effective only if a representative of each Party is present or participating. Each Party shall report to the JCC on all material issues relating to the commercialization of Product for and in the Territory promptly after such issues arise. Each Party shall bear all expenses it incurs in regard to participating in meetings of the JCC.

               (f) SPECIFIC RESPONSIBILITIES OF THE JCC. In addition to its general responsibility to manage, monitor, review and coordinate the commercialization of the Product in the Territory according to the Marketing Plan and to ensure a regular flow of development information among the Parties, the JCC shall in particular:

                      (i) Oversee the activities of Amersham in marketing, selling and distributing Product in the Territory, including pre-launch and post-launch activities;

                      (ii) Review and comment on the Marketing Plan and all updates thereto, as provided in Section 7.1;

                      (iii) Monitor Amersham's compliance with the Marketing Plan; and

                      (iv) Perform any other responsibilities set forth for the JDC in this Agreement.

               (g) LIMITED AUTHORITY. The JCC shall have only those powers expressly assigned it in this Agreement. Without limiting the generality of the foregoing, the JCC shall have no authority to amend the Marketing Plan or this Agreement. The CSC may, at its discretion, review any decision of the JCC. The JCC shall have no authority to override any decision of the CSC, any decision of Corixa with respect to any Corixa Matter or any decision of Amersham with respect to any Amersham Matter.

4. DEVELOPMENT; GOVERNANCE; DILIGENCE

        4.1 OVERVIEW. Corixa shall be responsible, under the direction of the JDC and CSC, for carrying out all development activities for the Product in the Territory in accordance with the Initial Development Plan, including without limitation clinical development and regulatory filing for the Initial Approval of the Product. Amersham shall, upon Corixa's request, mutual agreement of the Parties and under Corixa's management, perform any of the foregoing development activities. Corixa will be responsible for and bear all costs included in the Development Budget to achieve Initial Approval of the Product throughout the Territory as further specified in this Agreement, with the exception that Amersham shall be responsible for and bear all costs of establishing a radiolabeling facility in the Territory as further specified in this Agreement and the Supply Agreement. The initial focus of the development efforts for the Product in the Territory will be for the treatment of relapsed and/or refractory low grade non-Hodgkin's lymphoma. Corixa shall be responsible for such development as specified in Section 5.2(a)(iv). The development shall be performed in accordance with the Development Plan and within the Development Budget contained therein as amended from time to time. Corixa and Amersham shall provide the JDC with regular reports detailing their respective development activities and the results thereof, so that the JDC can monitor the Product's development progress in the Territory.

        4.2 INITIAL DEVELOPMENT PLAN. An outline of the general areas to be covered by the Initial Development Plan is attached hereto as Exhibit C. Within 60 days after Amersham's receipt of the data to be provided by Corixa pursuant to Section 5.1(b), the Parties shall develop their appropriate portions (as decided by the JDC) of a draft of the Initial Development Plan. When the JDC has finished its review of, commentary upon and revision of such draft Initial Development Plan, it shall present the revised draft Initial Development Plan to the CSC for its approval, provided that such draft shall be presented to the CSC not later than four (4) months following the Signing Date unless the Parties agree otherwise. The CSC may approve such revised draft Initial Development Plan, request that the JDC further revise such draft, or itself revise such draft. The Initial Development Plan and all updates thereto shall become contractual obligations of the Parties once such Development Plan is approved by the CSC.

        4.3 UPDATES TO DEVELOPMENT PLAN.

               (a) INITIAL DEVELOPMENT PLAN. On or before July 1st of each year commencing in 2002 until Initial Approval, Corixa and Amersham shall develop their appropriate portions and present to the JDC a draft updated Initial Development Plan that reflects the goals and Development Budget for the Initial Approval activities for the upcoming calendar year. The JDC shall review and, if necessary, revise such draft updated Initial Development Plan. The JDC shall present the resulting draft updated Initial Development Plan to the CSC for the upcoming calendar year on or before September 1st of each year. The CSC may approve, revise or request that the JDC revise the draft updated Initial Development Plan. The CSC shall approve an updated Initial Development Plan for the upcoming calendar year on or before October 1st of the preceding calendar year.

               (b) SUBSEQUENT DEVELOPMENT PLAN. On or before July 1st of each year commencing in the year that the MAA for Initial Approval is filed with the EMEA or such earlier year as the Parties may agree, Amersham shall develop and present to the JDC a draft Subsequent Development Plan that reflects the goals and Development Budget for any activities proposed by Amersham to be carried out to develop the Product in the Territory other than in connection with the Initial Approval. The JDC shall review and, if necessary, revise such draft updated Subsequent Development Plan. The JDC shall present the resulting draft updated Subsequent Development Plan to the CSC for the upcoming calendar year on or before September 1st of each year. The CSC may approve, revise or request that the JDC revise the draft updated Subsequent Development Plan. The CSC shall approve an updated Subsequent Development Plan for the upcoming calendar year on or before October 1st of the preceding calendar year.

               (c) INTERMITTENT. Either Party may at any time propose updates and changes to the then-current Development Plan to the JDC for its consideration. If the JDC considers that such update of change is desirable, then it may revise the Development Plan accordingly and submit such revised draft to the CSC for its approval. Until and unless the CSC approves any proposed update or change to the Development Plan, the Development Plan last approved by the CSC, and not the draft revised Development Plan shall be effective.

        4.4 DEVELOPMENT BUDGET.

               (a) The Development Plan shall contain a separate Development Budget for each Clinical Trial. The Development Plan shall also specify (i) those Amersham employees performing work related to the Initial Approval Clinical Trials who shall be considered FTEs for the purposes of calculating Initial Approval Trial Costs and (ii) the amount to be paid by Corixa (as part of the Initial Approval Trial Costs) for each such FTE as determined in accordance with Section 1.32(c).

               (b) Corixa shall pay, in accordance with the mechanism set forth in Section 8.7, all Initial Approval Trial Costs solely to the extent that such Initial Approval Trial Costs are within the Development Budget for the Initial Approval Clinical Trials. All costs within the Development Budget that are not Initial Approval Trial Costs for the Initial Approval Clinical Trials shall be the responsibility of Amersham.

        4.5 RESPONSIBILITY, APPROVAL AND DESIGNATION OF CLINICAL TRIALS.

               (a) INITIAL CLINICAL TRIAL. Corixa shall have the responsibility to conduct all Clinical Trials required for Initial Approval in the Territory. If a particular Clinical Trial included in the Development Plan is an Initial Approval Clinical Trial, the JDC shall designate it as such.

               (b) SUBSEQUENT CLINICAL TRIALS. All Clinical Trials not needed for Initial Approval shall be automatically designated as Subsequent Clinical Trials and shall be the responsibility of Amersham. Corixa shall have the right to reject any Subsequent Clinical Trial proposed by Amersham if Corixa reasonably believes would negatively affect Regulatory Approval in the US of an expanded label for the Product. Amersham shall have the right to have any such rejection by Corixa discussed at the next-scheduled CSC meeting.

        4.6 FORECASTS OF SUPPLY FOR INITIAL APPROVAL CLINICAL TRIAL. The JDC will agree upon the levels of supply of Product required for the Initial Approval Clinical Trial, which amounts Amersham will include in the Amersham Forecasts (and separately identify as Products for the Initial Approval Clinical Trial) pursuant to the Supply Agreement. For the avoidance of doubt, such levels shall be deemed to be a Corixa Matter, and if the JDC is unable to agree such levels, Corixa shall make the final decision.

        4.7 DEVELOPMENT DILIGENCE.

               (a) GENERAL REQUIREMENT. Corixa shall use efforts of a sustained manner consistent with the efforts Corixa devotes to other product development of similar market potential, profit potential or strategic value resulting from Corixa's own efforts, based on conditions then prevailing to obtain Initial Approval of the Product and to carry out the tasks set forth in the Initial Development Plan then in effect, as specified therein.

               (b) DILIGENCE BY CORIXA. Corixa shall initiate, perform and complete the Initial Approval Clinical Trial in a timely manner and in accordance with the approved Development Plan and shall file an MAA in a timely manner after completion of the Initial Approval Clinical Trial and the availability of an integrated full report (i.e., containing clinical and statistical descriptions, presentations and analyses) for the Initial Approval Clinical Trial. Notwithstanding the foregoing, if Corixa's failure to perform an action specified in this Section 4.7(b) within the timeframe specified in the Initial Development Plan, or otherwise in a timely manner, is due, at least in part, to a delay caused by Amersham, Corixa shall be entitled to an extension of such timeframe equal to the amount of such Amersham delay.

               (c) DILIGENCE BY AMERSHAM. Amersham shall use Diligent Efforts to carry out the tasks set forth in the (i) Initial Development Plan then in effect, as specified therein as responsibilities of Amersham or as requested by Corixa in accordance with Section 4.1; and (ii) Subsequent Development Plan then in effect, as specified therein. Notwithstanding the foregoing, if Amersham's failure to perform an action specified in this Section 4.7(c) within the timeframe specified in the Initial Development Plan or the Subsequent Development Plan, as applicable, or otherwise in a timely manner, is due, at least in part, to a delay caused by Corixa, Amersham shall be entitled to an extension of such timeframe equal to the amount of such Corixa delay.

5. CLINICAL TRIALS AND REGULATORY ISSUES

        5.1 TRANSFER OF PRE-EXISTING FILES AND DATA.

               (a) FILES. Within thirty (30) days after the Effective Date, Corixa shall transfer to Amersham copies of all relevant clinical files and regulatory files for the Product in the Territory in Corixa's possession on the Effective Date. Corixa shall retain ownership of such clinical and regulatory files and may use such files for any purpose, including, but not limited to, cross-referencing such files in clinical and regulatory filings in the Corixa Territory.

               (b) DATA. Within thirty (30) days after the Effective Date, Corixa shall provide Amersham with copies of all preclinical data relating to the Product in Corixa's possession on the Effective Date and all data in Corixa's possession at such time from Clinical Trials initiated prior to the Effective Date. Corixa will provide Amersham all pertinent information that is owned by Corixa and that is necessary to establish a radiolabeling facility and/or that is related to the manufacture of Corixa Iodine I 131 Tositumomab or Amersham Iodine 131 Tositumomab and is required to file for approval of the Product by Regulatory Authorities in the Territory. The data described in this
Section 5.1(b) above is the Confidential Information of Corixa, and Amersham may use such data solely for the purpose of obtaining Regulatory Approval of or marketing the Product in the Territory. Corixa shall also arrange for Amersham to have a right of cross reference to all regulatory filings in the Corixa Territory made by or on behalf of Corixa that include data from the Clinical Trials that are identified as "Closed" on Exhibit D, as well as from Clinical Trials CP-98-020 and CP-98-021. Amersham shall have the right to use, solely for the purpose of obtaining Regulatory Approval of or marketing the Product in the Territory, any data generated or created in relation to or as a result of such regulatory filings.

        5.2 CLINICAL TRIALS SOLELY IN THE TERRITORY.

               (a) RESPONSIBILITIES.

                      (i) EXISTING. Corixa shall retain responsibility for and shall solely bear the costs of all Clinical Trials in the Territory initiated (i.e., enrollment began for the trial as a whole) prior to the Effective Date, which Clinical Trials are identified on Exhibit D hereto. Corixa shall promptly provide Amersham with copies of, the data from such Clinical Trials that are identified as "Closed" on Exhibit D, as well as from Clinical Trials CP-98-020 and CP-98-021.

                      (ii) ADDITIONAL. Responsibility for carrying out all Clinical Trials that the Development Plan specifies shall be initiated after the Effective Date and conducted solely in the Territory shall be in accordance with
Section 4.5.

                      (iii) COSTS OF TRIALS. Corixa will bear the Initial Approval Trial Costs for the Initial Approval Clinical Trials, provided the Initial Approval Clinical Trials are within the Development Budget for the Initial Approval Clinical Trials. In the event a Party incurs costs (including its own internal costs) associated with the Initial Approval Clinical Trials that are not within the Development Budget for the Initial Approval Clinical Trials, the Party incurring such costs shall be solely responsible therefore, provided that if Amersham incurs such costs at the express direction of Corixa in accordance with Section 4.1, Corixa shall reimburse Amersham therefor. Amersham will bear the Clinical Trial Costs of all Subsequent Clinical Trials conducted solely in the Territory.

                      (iv) CORIXA ASSISTANCE. Amersham may seek Corixa's advice and assistance regarding the conduct of Subsequent Clinical Trials solely in the Territory. Corixa shall provide all such advice and assistance that is reasonably requested by Amersham. Amersham shall reimburse Corixa for all out-of-pocket and personnel expenses (at the FTE Rate) incurred in connection with providing such advice and assistance with respect to any Subsequent Clinical Trial.

               (b) ACCESS TO DATA.

                      (i) Corixa shall own and have the right to use (and sublicense others to use) all data from the Initial Approval Clinical Trials for the purpose of obtaining Regulatory Approval of or marketing the Product outside the Territory. If Amersham becomes, pursuant to Section 5.7, the owner of any Regulatory Filing containing data from the Initial Approval Clinical Trials, Corixa shall continue to own such data and Amersham shall take all appropriate measures to grant Corixa a right of reference to such Regulatory Filing for such purpose.

                      (ii) If Corixa desires to use the data from any Subsequent Clinical Trial conducted by Amersham solely in the Territory during the term of the Agreement, for the purpose of Corixa or its corporate partner, Affiliate or sublicensee obtaining Regulatory Approval of or marketing the Product in the United States, Corixa shall provide written notice of such desire to Amersham and Corixa shall bear [*] percent ([*]%) of Clinical Trial Costs

* Confidential Treatment Requested
associated with such Clinical Trial and Amersham shall bear the remaining [*] percent ([*]%) of such Clinical Trial Costs. If Corixa desires to use the data from any Subsequent Clinical Trial conducted by Amersham solely in the Territory during the term of the Agreement, for the purpose of Corixa or its corporate partner, Affiliate or sublicensee obtaining Regulatory Approval of or marketing the Product in all other countries of the Corixa Territory, Corixa shall provide written notice of such desire to Amersham and Corixa shall bear [*] percent ([*]%) of Clinical Trial Costs associated with such Clinical Trial and Amersham shall bear the remaining [*] percent ([*]%) of such Clinical Trial Costs. Amersham shall arrange for Corixa to have a right of cross reference to all Regulatory Filings made by or on behalf of Amersham that include data from a Subsequent Clinical Trial for which Corixa paid a percentage of the costs in accordance with this Section 5.2(b)(ii). Corixa shall have the right to use, solely for the purpose of obtaining Regulatory Approval of or marketing the Product in the Corixa Territory, any data generated or created in relation to or as a result of any such Regulatory Filing.

        5.3 CLINICAL TRIALS SOLELY IN THE CORIXA TERRITORY. In the event that Amersham desires to use the data from any Clinical Trial conducted in the Corixa Territory during the term of the Agreement, including any data from any of the Clinical Trials identified on Exhibit D other than those that are identified as "Closed" on Exhibit D or Clinical Trial CP-98-020 and CP-98-021, for the purpose of obtaining Regulatory Approval of or marketing the Product in the Territory, Amersham shall provide written notice of such desire to Corixa and, Amersham shall bear [*] percent ([*]%) of Clinical Trial Costs associated with such Clinical Trial and Corixa shall bear the remaining [*] percent ([*]%) of such Clinical Trial Costs. Corixa shall arrange for Amersham to have a right of cross reference to all regulatory filings in the Corixa Territory made by or on behalf of Corixa that include data from a Clinical Trial for which Amersham paid a percentage of the costs in accordance with this Section 5.3. Amersham shall have the right to use, solely for the purpose of obtaining Regulatory Approval of or marketing the Product in the Territory, any data generated or created in relation to or as a result of such regulatory filing.

        5.4 CROSS-TERRITORY CLINICAL TRIALS.

               (a) INITIATION OF CROSS-TERRITORY CLINICAL TRIAL. If either Party desires to conduct a new Cross-Territory Clinical Trial (which may be an expansion of an existing Clinical Trial solely in the Territory or the Corixa Territory), the JDC shall discuss such proposed Cross-Territory Clinical Trial. If the JDC agrees upon a proposed protocol, budget and the allocation between the Parties of the Clinical Trial Costs for such proposed Cross-Territory Clinical Trial, then the JDC will present a proposal containing such information to the CSC for approval. The CSC shall be entitled to approve, reject, revise or request that the JDC revise and resubmit to the CSC such proposal. If the CSC approves any such proposal, Amersham shall be responsible for the performance of such Cross-Territory Clinical Trial in the Territory and Corixa (together with Glaxo SmithKline in the United States) shall be responsible for the performance of such Cross-Territory Clinical Trial in the Corixa Territory. In the event that the Parties do not agree, neither Party shall have the right to conduct a Clinical Trial in the other Party's Territory. In the event of a disagreement between the Parties regarding the design or conduct of a Cross-Territory Clinical Trial, either may opt out of the trial. If a Party does so opt out of a Cross-Territory Clinical Trial, it shall have no further obligation to the other Party to conduct such Cross-


* Confidential Treatment Requested

Territory Clinical Trial in its territory (the Corixa Territory or the Territory, as the case may be). Notwithstanding anything herein to the contrary, the Initial Approval Clinical Trial shall not be deemed to be a Cross-Territory Trial even if it is conducted in both the Territory and the Corixa Territory.

               (b) ACCESS TO DATA. The Parties shall have equal access to all data generated in the course of a Cross-Territory Clinical Trial. Corixa shall own all such data and such data shall be deemed to be Product Inventions. Amersham shall be entitled to use such data in the Territory and Corixa shall be entitled to use such data in the Corixa Territory. Each Party (the "Filing Party") shall arrange for the other Party (the "Non-filing Party") to have a right of cross reference to all regulatory filings in the Filing Party's territory made by or on behalf of the Filing Party that include data from a Cross-Territory Clinical Trial. The Non-filing Party shall have the right to use, solely for the purpose of obtaining Regulatory Approval of or marketing the Product in the Non-filing Party's territory, any data generated or created in relation to or as a result of such regulatory filing.

        5.5 CLINICAL TRIAL COSTS AUDIT. Each Party (the "Auditing Party") shall have the right, upon prior written notice to the other Party (the "Audited Party") and at the Auditing Party's cost, to have the certified public accountants of the Auditing Party's choice, bound by confidentiality and reasonably acceptable to the Audited Party, audit the Audited Party's books and records to verify the Audited Party's calculations of any Clinical Trial Costs of which the Auditing Party is obligated to pay a percentage. Each Party may exercise this right no more than once per contract year.

        5.6 INITIAL REGULATORY FILINGS.

               (a) ACTIONS. Subject to Section 5.7, Corixa or its designee shall be the owner of any and all MAAs for Initial Approval and all other applicable Regulatory Filings for Initial Approval (collectively, "Initial Regulatory Filings"). Corixa shall, in accordance with the then-current Development Plan and the guidance of the JDC and CSC:

                      (i) prepare, file and prosecute in Corixa's name all Initial Regulatory Filings;

                      (ii) be responsible for attending to all administrative matters necessary to compile and submit the Initial Regulatory Filings; and

Amersham shall be responsible for maintaining the Initial Regulatory Filings after the MAA has been transferred to Amersham pursuant to Section 5.7. The JDC shall determine which Party shall be responsible for preparing the various sections of the Initial Regulatory Filings and such responsibilities shall be set forth in the Initial Development Plan. Corixa will keep Amersham informed of its regulatory activities on an ongoing and timely basis at least as frequently as the JDC is required to meet pursuant to Section 3.2. In addition, Corixa shall provide Amersham with drafts of all Initial Regulatory Filings at least thirty (30) days before they are filed and Amersham shall have the right to comment thereon; provided that Corixa shall not be obligated to provide such drafts nor shall Amersham have the right to comment thereon if the Parties have agreed that Amersham shall not participate in the Initial Regulatory Filings. Without limiting the foregoing, the responsible party, as determined by the JDC, shall provide the other with each section of any draft MAA filing as it is completed in order that the other may review and comment thereon.

               (b) COSTS. Subject to Section 5.9, Corixa will bear, as part of the Initial Approval Trial Costs, all direct external costs and direct FTE costs incurred by Amersham in the course of Amersham's preparation, filing, prosecution and maintenance of the Initial Regulatory Filings, provided such costs are approved in advance as part of a Development Budget, or otherwise approved in advance in writing by Corixa.

        5.7 TRANSFER OF INITIAL REGULATORY FILINGS. Unless the Parties agree otherwise, reasonably promptly after Amersham makes the milestone payment set forth in Section 8.2(a), Corixa shall transfer and assign to Amersham all Initial Regulatory Filings.

        5.8 SUBSEQUENT REGULATORY FILINGS. Amersham shall at its own expense:

               (a) prepare, file and prosecute in its name all Regulatory Filings for purposes other than Initial Approval ("Subsequent Regulatory Filings"), including without limitation all Regulatory Filings to enable the lawful sale of the Product to treat any Second Indication;

               (b) be responsible for all administrative matters necessary to compile and submit Subsequent Regulatory Filings;

               (c) be responsible for maintaining the Subsequent Regulatory Filings; and

               (d) bear the registration renewal fees for the Subsequent Regulatory Filings.

Amersham will keep Corixa informed of its regulatory activities pursuant to this
Section 5.8 on an ongoing and timely basis at least as frequently as the JDC is required to meet at such time pursuant to Section 3.2. In addition, Amersham shall provide Corixa with drafts of all Subsequent Regulatory Filings at least thirty (30) days before they are filed and the JDC shall have the right to comment thereon. Without limiting the foregoing, Amersham shall provide Corixa with each section of any draft "subsequent" MAA filing as it is completed in order that Corixa may review and comment thereon.

        5.9 PRICING APPROVALS AND PRICING. Amersham shall be responsible, at its own expense, for seeking Pricing Approval for the Product in the Territory. Amersham shall keep Corixa informed on an ongoing basis of Amersham's strategy for seeking and results it obtains in seeking Pricing Approval for the Product in each such country of the Territory, including without limitation the results of any discussion or other communication with relevant governmental authorities regarding Pricing Approval, via regular reports to the JDC no less frequently than such committee is required to meet pursuant to Section 3.2. Amersham shall also inform Corixa regarding its general pricing plans (that do not require Pricing Approval) for the Product in the Territory.

        5.10 UPDATES. Amersham shall prepare and provide to the JDC in advance of each JDC meeting a written report summarizing the work done by Amersham pursuant to this Agreement, including without limitation under the Development Plan. Between such reports,

Amersham shall keep Corixa via its JDC members reasonably informed of material developments relating to the activities performed by Amersham hereunder, especially as to the manufacture of Amersham Iodine I 131 Tositumomab and Initial Approval of the Product in the Territory.

        5.11 RECORDS. Amersham shall maintain complete and accurate records of all work conducted under this Agreement and all results, data and developments made pursuant to its efforts under this Agreement. Such records shall fully and properly reflect all work done and results achieved in the performance of this Agreement in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. Corixa shall have the right to review such records at reasonable times to the extent necessary for Corixa to monitor Amersham's performance of its obligations under this Agreement.

6. REGULATORY COMPLIANCE

        6.1 ADVERSE EVENT REPORTING. Each Party shall advise the other Party of any adverse reaction to the use of the Product or any increase in the severity or frequency of such an adverse reaction, by telephone or facsimile as soon as possible and within such time as is required by the FDA or the equivalent agencies in the Territory after the Party becomes aware of such adverse reaction. Such advising Party shall provide the other Party with a written report delivered by confirmed facsimile of any reported adverse reaction, stating the full facts known to it, including but not limited to an identifiable patient (identified by a unique identifier that does not reveal the identity of the patient, whenever possible); a suspect medicinal product (including batch, lot, or serial number, as appropriate); an identifiable reporting source (including name, address, and telephone numbers); and an identifiable outcome or event. Amersham shall report all adverse reactions occurring in the Territory to the relevant authorities in accordance with applicable law. Promptly after the Effective Date, the JDC shall begin to develop written adverse event reporting procedures including but not limited to provision of Periodic Safety Update Reports and other safety reports required by regulatory authorities, and shall submit a set of such procedures to the CSC for approval as promptly as is reasonably practicable. Within six (6) months after the Effective Date, the Parties shall agree in writing, upon adverse event reporting procedures that are consistent with and effectuate the goals of this Section 6.1.

        6.2 COMPLIANCE.

               (a) Amersham shall comply with all applicable laws, statutes, regulations, orders and health registration laws of any government entity in the Territory and with all other governmental requirements relating to the development, regulatory registration, manufacturing and supply, and marketing of the Product in the Territory.

               (b) Corixa shall use its reasonable best efforts to cause its Third Party suppliers engaged in the manufacture of the Product to comply with all of such Third Party's obligations to Corixa related to compliance with applicable laws, statutes, regulations, orders and health registration laws of any government entity in the Territory and with all other governmental requirements relating to the development, regulatory registration, manufacturing and supply, and marketing of the Product in the Territory.

        6.3 PRODUCT COMPLAINTS. Each Party shall maintain a record of all complaints it receives with respect to the Product (each, a "Product Complaint"). For purposes of this Section 6.3, a "Product Complaint" is a report of an actual or potential failure of the Product to meet the standards set forth in regulatory filings or in agreements among the Parties. The responsibilities of the Parties with respect to (a) notification of the Product Complaint from the receiving Party to the other Party and (b) the handling of Product Complaints shall all be performed in accordance with a procedure to be mutually agreed by the Parties after the Effective Date.

        6.4 PRODUCT RECALL. The Parties shall immediately inform each other in writing of all information related to (a) any incident relating to a Product and/or any lot of a Product that is the subject of recall, market withdrawal or correction, or (b) any Product that may require, whether based on manufacturing defect, tampering, or otherwise, a recall, field alert, product withdrawal or field correction arising from any defect in any such Product. If either Party believes that a recall of Tositumomab and/or Iodine I 131 Tositumomab is desirable or required by law, it will promptly notify the other Party. The Parties will then discuss reasonably and in good faith whether such recall is appropriate or required and the manner in which any recall shall be handled; provided, however, in the event either Party determines that a recall is necessary, such recall shall be implemented. Amersham shall be solely responsible for the handling and disposition of such recalls of Product in the Territory, and Amersham shall be responsible for all costs related to any such recall. Corixa shall cooperate with Amersham in allowing such recall in the Territory to occur. Within six (6) months after the Effective Date, the Parties shall agree in writing, upon product recall procedures that are consistent with and effectuate the goals of this Section 6.4.

7. MARKETING

        7.1 MARKETING PLAN. Amersham shall submit a proposed initial Marketing Plan to the JCC within thirty (30) days after filing the MAA in the Territory. The JCC may suggest revisions to the Marketing Plan or any updated Marketing Plan and Amersham shall consider in good faith the JCC's proposed revisions to such Marketing Plan and incorporate those that are commercially reasonable. Amersham shall update the Marketing Plan each time a new Regulatory Approval is obtained for the Product in the Territory and no less often than once a year.

        7.2 DILIGENCE.

               (a) Amersham shall use its best efforts to promote, market and sell the Product in each country and territory in the Territory in which Regulatory Approval has been received and to carry out the tasks set forth in the Marketing Plan at the times specified therein.

               (b) In addition to the obligations set forth in Section 7.2(a), Amersham shall make the First Commercial Sale of each Product in each country within three (3) months after receiving Regulatory Approval of the Product in such country.

        7.3 REPORTING. Amersham will keep the JDC informed of its marketing activities on an ongoing and timely basis. In addition, upon request by Corixa, Amersham shall inform Corixa in writing and in advance of implementation, of any decisions that may significantly impact any part of the Corixa Territory for Product.

8. ECONOMICS

        8.1 EQUITY INVESTMENT. Amersham shall make an equity investment in Corixa equal to a total of fifteen million dollars ($15,000,000) in accordance with the terms set forth in the Stock Purchase Agreement.

        8.2 MILESTONES. Amersham shall pay Corixa the following non-refundable, non-creditable amounts within five (5) business days after occurrence of each of the events specified below:

               (a) $[*] million upon [*].

               (b) $[*] million upon the first time that Annual Net Sales exceed $[*] million.

               (c) $[*] million upon the first time that Annual Net Sales exceed $[*] million.

               (d) $[*] million upon the first time that Annual Net Sales exceed $[*] million.

               (e) $[*] million upon the first time that Annual Net Sales exceed $[*] million.

               (f) $[*] million upon first [*].

        For the avoidance of doubt, in the event that Annual Net Sales in a particular year exceed more than one amount that gives rise to a milestone payment under this Section 8.2, then Amersham shall make all applicable milestone payments. For example, if Annual Net Sales in a particular year are $83 million and previous Annual Net Sales were less than $25 million, Amersham shall make the milestone payments set forth in Sections 8.2(b), (c) and (d) (for a total of $[*] million) with respect to such year.

        The events described in subsections (b) through (e) above shall be deemed to have occurred on the earlier of (i) the date upon which Amersham's accounting system determines that such Annual Net Sales have been achieved and
(ii) the end of the calendar quarter in which the final sale that causes such achievement is made.

        8.3 ROYALTIES.

               (a) Subject to Section 8.3(b), in respect of the licenses granted in Sections 2.1(a) and (b), Amersham shall pay Corixa a running royalty of [*] percent ([*]%) of Net Sales.

               (b) The running royalty owed by Amersham pursuant to Section 8.3(a) shall be reduced to the applicable percentage of Net Sales shown below in a particular country of the Territory during such time as one of the following circumstances is then in effect in such country:

* Confidential Treatment Requested

CIRCUMSTANCE                                      RUNNING ROYALTY
------------                                      ---------------
(i)     there is on sale in such country an [*]   [*]% of Net Sales
that is marketed by [*] or a distributor or
licensee of [*] (other than [*])

(ii)    there is on sale in such country a [*]    [*]% of Net Sales
of [*] that is marketed by [*] which does not
[*] in such country [*]

(iii)   there is on sale in such country a [*]    [*]% of Net Sales
of [*] that is marketed by [*] which [*] in
such country [*]

(iv)    there is on sale in such country an [*]   [*]% of Net Sales
that is marketed by [*] which [*] in such
country from [*] was required to [*] by law,
regulation or governmental agency

               (c) In the event that more than one circumstance set forth in
Section 8.3(b) occurs simultaneously in a particular country, Amersham's running royalty rate shall be the lowest running royalty applicable to any of the circumstances. Multiple such simultaneous circumstances shall not have an additive effect on running royalty rates.

               (d) On a country-by-country basis, Amersham shall pay the royalties set forth in this Section 8.3 until the later of: (i) the expiration, cancellation or abandonment of the last surviving issued patent or pending patent application in the Territory that claims any Corixa Intellectual Property Right, Product Invention or Product Improvement Controlled by Corixa, or (ii) such time as all Know-How in the Corixa Intellectual Property Rights, Product Inventions or Product Improvements Controlled by Corixa ceases to be secret on account of Corixa's actions.

               (e) The royalties set forth in this Section 8.3 do not include royalties that Amersham is obligated to pay to Third Parties, including Dana Farber and the University of Michigan.

        8.4 INDEPENDENT MANUFACTURE ROYALTIES. In the event that the license set forth in Section 2.1(c) is granted, Amersham shall pay Corixa a running royalty of [*] percent ([*]%) of Net Sales (excluding Net Sales of Product supplied by Corixa under the Supply Agreement). The percentage rate of such running royalty shall be subject to reduction, if applicable, in accordance with the rates and conditions set forth in Section 4.1(b) of the Supply Agreement.

        8.5 QUARTERLY PAYMENTS AND PAYMENT REPORTS. All payments due under Sections 8.3 and 8.4 shall be made to Corixa or its designee quarterly within 30 days following the end of each calendar quarter for which payments are due. Each such payment shall be

* Confidential Treatment Requested
accompanied by a statement stating the number, description, and aggregate Net Sales, by country, of each Product sold during the relevant calendar quarter.

        8.6 PAYMENT METHOD. All payments due under this Agreement to Corixa shall be made by bank wire transfer in immediately available funds to an account designated by Corixa. All payments hereunder shall be made in U.S. dollars and shall be noncreditable and nonrefundable.

        8.7 INVOICING OF INITIAL APPROVAL TRIAL COSTS. Amersham shall invoice Corixa quarterly for Initial Approval Trial Costs that Amersham bears pursuant to Sections 4.4, 5.2 and 5.6. Corixa shall pay the undisputed amount of each such invoice within thirty (30) days after its receipt of such invoice. Corixa shall be entitled to require Amersham to substantiate each invoice, and to audit Amersham's records relating to the costs invoiced on the same basis as provided for in Section 8.13, and late payments (on undisputed amounts) shall bear interest, pursuant to Section 8.14.

        8.8 TAXES. Corixa shall pay any and all taxes levied on account of all payments it receives under this Agreement. If laws or regulations require that taxes be withheld, Amersham will (i) deduct those taxes from the remittable payment, (ii) pay the taxes to the proper taxing authority, and (iii) send evidence of the obligation together with proof of tax payment to Corixa within 60 days following that tax payment.

        8.9 CURRENCY OF PAYMENT. All dollar amounts contained in this Agreement are in United States Dollars (US$).

        8.10 BLOCKED CURRENCY. In each country in the Territory where the local currency is blocked and cannot be removed from the country, royalties accrued in that country shall be paid to Corixa in the country in local currency by deposit in a local bank designated by Corixa, unless the Parties otherwise agree.

        8.11 SUBLICENSES. In the event Amersham grants licenses or sublicenses to others to sell Products which are subject to payments under Sections 8.2(b)-(e), 8.3 or 8.4, such licenses or sublicenses shall include an obligation for the licensee or sublicensee to account for and report its sales of Products on the same basis as if such sales were Net Sales by Amersham, and Amersham shall pay to Corixa, with respect to such sales, royalties as if such sales of the licensee or sublicensee were Net Sales of Amersham.

        8.12 FOREIGN EXCHANGE. Payments due on sales of the Product shall be calculated and paid by Amersham in United States Dollars. Sales will be converted into U.S. Dollars from locally billed currency on a monthly basis using the exchange rates for the last trading day of the month as published by Reuters. Royalties will be calculated on a quarterly calendar basis and payments shall be due thirty (30) days after the completion of the quarter.

        8.13 RECORDS; INSPECTION. Amersham shall keep complete, true and accurate books of account and records for the purpose of determining the payments to be made under this Agreement. Such books and records shall be kept for at least three years following the end of the calendar quarter to which they pertain. Such records will open for inspection during such three year period by independent accountants, solely for the purpose of verifying payment statements hereunder. Such inspections shall be made no more than once each calendar year, at reasonable time and on reasonable notice. Inspections conducted under this
Section 8.13 shall be at the expense of Corixa, unless a variation or error producing an increase exceeding [*]% of the royalty amount stated for any period covered by the inspection is established in the course of such inspection, whereupon all costs relating to the inspection for such period and any unpaid amounts (plus interest) that are discovered will be paid promptly by Amersham

        8.14 LATE PAYMENT PENALTY. Any payment due under this Article 5 that is not paid by fourteen (14) days after the payment's due date shall accrue interest, which must be paid by the Party with the payment obligation to the recipient Party, on a daily basis at a rate equal to two (2) percent above the then-applicable reference rate of CitiBank, N.A. San Francisco, California (or the maximum amount permitted by law, if less), from the date first owed until paid.

9. INTELLECTUAL PROPERTY

        9.1 OWNERSHIP. Corixa shall own the entire right, title and interest in and to any and all Product Inventions, and Patents covering such Product Inventions. Each Party shall own the entire right, title and interest in and to any and all of its Sole Other Inventions, and Patents covering such Sole Other Inventions. Amersham and Corixa shall each own an undivided one-half interest in and to any and all Joint Other Inventions and Patents and other intellectual property rights claiming or covering or arising from such Joint Other Inventions (the "Joint Other Patents"), with inventorship to be determined under the patent laws of the United States. Amersham and Corixa, as joint owners, shall each have the right to practice and to grant licenses under such Joint Other Patents without a duty of accounting, except as otherwise provided in this Agreement. Amersham hereby covenants that it will not license any Joint Other Patents it Controls for use in conjunction with an anti-CD20 antibody product.

        9.2 DISCLOSURE. Amersham shall submit a written report to Corixa within 60 days of the end of each June and December during the term of this Agreement describing any Product Invention arising during the prior half-year. The Parties shall mutually decide whether to file a patent application for a Joint Other Invention, as discussed in Section 9.3.

        9.3 PATENT PROSECUTION AND MAINTENANCE; ABANDONMENT.

               (a) Each Party shall retain control over and bear all expenses associated with the filing, prosecution and maintenance of all Patents claiming its Sole Other Inventions.

               (b) Corixa shall retain control over and bear all expenses associated with the filing, prosecution and maintenance of all Patents claiming Product Inventions.

               (c) The Parties' rights and obligations with respect to the filing, prosecution and maintenance of Joint Other Patents shall be decided on a case-by-case basis.

* Confidential Treatment Requested

        9.4 ENFORCEMENT OF PATENT RIGHTS.

               (a) If either Party becomes aware of any Third Party activity in the Territory that infringes an issued Patent in the Corixa Intellectual Property Rights or an issued Patent claiming a Product Invention, then that Party shall give prompt written notice to the other Party within thirty (30) days after having knowledge of such infringement. Corixa shall have the primary right, but not the obligation, to institute, prosecute or control any action or proceeding with respect to such infringement by counsel of its own choice.

               (b) If Corixa enforces a Patent that is part of the Corixa Intellectual Property Rights or covers a Product Invention made by Amersham, then (i) Amersham shall have the right (at its own expense) to participate in such action and to be represented by counsel of its own choice, and (ii) Amersham shall, at the request and expense of Corixa, be joined as a party to the suit. Any damages or monetary award recovered shall be applied to reimburse the reasonable costs and expenses of the Parties in connection with such litigation and the balance shall be divided between Corixa and Amersham in accordance with the percentage to which each such entity funded the suit.

               (c) If Corixa fails to bring an action or proceeding to enforce a Patent that is part of the Corixa Intellectual Property Rights or covers a Product Invention made by Amersham within a period of sixty (60) days after such notice, then Amersham shall have the right, but not the obligation, to bring and control any such action by counsel of its own choice, and Corixa shall have the right to participate in such action and to be represented, at its own expense, by counsel of its own choice. Any damages or monetary award recovered shall be applied to reimburse the reasonable costs and expenses of the Parties in connection with such litigation and the balance shall be divided between Corixa and Amersham in accordance with the percentage to which each such entity funded the suit.

        9.5 DEFENSE OF THIRD PARTY CLAIMS.

               (a) If a claim is brought by a Third Party that any activity related to the Agreement or a Product infringes the intellectual property rights of such Third Party, each Party will give prompt written notice to the other Party of such claim. If the Third Party claim arises from Corixa's activities under the Agreement, Corixa shall control and bear the expense of its own defense and, except as set forth in Section 9.5(b), Corixa shall defend, indemnify and hold harmless Amersham, which shall include costs or judgments whether for money or equitable relief, and reasonable legal expenses and reasonable attorney's fees. Corixa shall not enter into a settlement agreement with such Third Party without the written consent of Amersham, which shall not be unreasonably withheld. If the Third Party claim arises from Amersham's activities under the Agreement or from a Product, Amersham shall control and bear the expense of its own defense and Amersham shall defend, indemnify and hold harmless Corixa, which shall include costs or judgments whether for money or equitable relief, and reasonable legal expenses and reasonable attorney's fees. Amersham shall not enter into a settlement agreement with such Third Party without the written consent of Corixa, which shall not be unreasonably withheld.

               (b) Except as set forth in Section 9.5(a), each Party shall be responsible for its own defense of such Third Party claims, at its own expense and without indemnification by the other Party. In any event, neither Party shall be required to conduct any work under this Agreement which it believes may infringe Third Party rights. In the event the Third Party claim arises from the manufacture, sale or use of a Product by Amersham or its licensee, the indemnity obligations of Amersham under
Section 9.5(a) shall apply, and Corixa shall not have any indemnity obligation to Amersham in respect of such claims.

        9.6 TRADEMARKS. Amersham shall be responsible for the acquisition and maintenance of trademarks for the Product in the Territory. Amersham is not licensed to use any trademark Controlled by Corixa.

10. CONFIDENTIALITY

        10.1 NONDISCLOSURE OF CONFIDENTIAL INFORMATION. All Information disclosed by one Party to the other Party pursuant to this Agreement shall be "Confidential Information." The Parties agree that during the term of this Agreement, and for a period of five years after this Agreement expires or terminates, a Party receiving Confidential Information of the other Party will
(i) maintain in confidence such Confidential Information to the same extent such Party maintains its own proprietary industrial information of similar kind and value (but at a minimum each Party shall use commercially reasonable efforts),
(ii) not disclose such Confidential Information to any Third Party without prior written consent of the other Party, except for disclosures made in confidence to any Third Party manufacturer of Tositumomab or Iodine I 131 Tositumomab, and
(iii) not use such Confidential Information for any purpose except those permitted by this Agreement.

        10.2 EXCEPTIONS. The obligations in Section 10.1 shall not apply with respect to any portion of the Confidential Information that the receiving Party can show by competent written proof:

               (a) Is publicly disclosed by the disclosing Party, either before or after it is disclosed to the receiving Party hereunder; or

               (b) Was known to the receiving Party, without obligation to keep it confidential, prior to disclosure by the disclosing Party; or

               (c) Is subsequently disclosed to the receiving Party by a Third Party lawfully in possession thereof and without obligation to keep it confidential; or

               (d) Has been published by a Third Party; or

               (e) Has been independently developed by the receiving Party without the aid, application or use of Confidential Information.

        10.3 AUTHORIZED DISCLOSURE. A Party may disclose the Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:

               (a) Filing or prosecuting Patents relating to Sole Inventions, Joint Inventions or Products;

               (b) Regulatory filings;

               (c) Prosecuting or defending litigation;

               (d) Complying with applicable governmental regulations; and

               (e) Disclosure, in connection with the performance of this Agreement, to Affiliates, sublicensees, research collaborators, employees, consultants, or agents, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 10.

        In addition, Corixa shall have the right to disclose Confidential Information under in connection with discussing potential business transactions involving the Product outside of the Territory provided that Corixa and the party to which Corixa is disclosing the Confidential Information are parties to a written confidentiality agreement.

        The Parties acknowledge that the terms of this Agreement shall be treated as Confidential Information of both Parties. Such terms may be disclosed by a Party to investment bankers, investors, and potential investors, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 10. In addition, a copy of this Agreement may be filed by Corixa with the Securities and Exchange Commission. In connection with any such filing, Corixa shall endeavor to obtain confidential treatment of economic and trade secret information.

        In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information except as permitted hereunder.

        10.4 TERMINATION OF PRIOR AGREEMENTS. This Agreement supersedes all mutual non-disclosure agreements entered into by the Parties prior to the Effective Date. All Information exchanged between the Parties under those earlier agreements shall be deemed Confidential Information and shall be subject to the terms of this Article 10.

        10.5 PUBLICITY. The Parties shall agree on the language of the public announcement of the execution of this Agreement prior to the release thereof. Any other publication, news release or other public announcement relating to this Agreement or to the performance hereunder, shall first be reviewed and approved by both Parties; provided, however, that any disclosure which is required by law as advised by the disclosing Party's counsel may be made without the prior consent of the other Party, although the other Party shall be given prompt notice of any such legally required disclosure and to the extent practicable shall provide the other Party an opportunity to comment on the proposed disclosure. The Parties shall agree on language relating to this Agreement which either Party may use without the repeated approval of the other Party.

        10.6 PUBLICATIONS. Amersham shall not publish or present the results of Clinical Trials carried out in the Territory under this Agreement without the opportunity for prior review by Corixa. Subject to Section 10.3, Amersham agrees to provide Corixa the opportunity to review any proposed abstracts, manuscripts or presentations (including verbal presentations) which relate to any Product at least 30 days prior to its intended submission for publication and agrees, upon request, not to submit any such abstract or manuscript for publication until Corixa is given a reasonable period of time to secure patent protection for any material in such publication which it believes to be patentable. Both Parties understand that a reasonable commercial strategy may require delay of publication of information or filing of patent applications. The Parties agree to review and consider delay of publication and filing of patent applications under certain circumstances. Neither Party shall have the right to publish or present Confidential Information of the other Party which is subject to Section 10.1. Nothing contained in this Section 10.6 shall prohibit the inclusion of information necessary for a patent application, except for Confidential Information of the nonfiling Party, provided the nonfiling Party is given a reasonable opportunity to review the information to be included prior to submission of such patent application.

11. TERM AND TERMINATION

        11.1 TERM. This Agreement shall become effective on the Effective Date and shall remain in effect until the expiration of the last payment obligation pursuant to Article 8 with respect to any Product.

        11.2 AMENDMENT OF TERRITORY. At any time during the term of this Agreement that is after the third (3rd) anniversary of the Effective Date, Amersham may provide written notice identifying one or more countries in the Territory (but not all countries in the Territory) for which it no longer wishes to have rights and obligations under this Agreement. The Parties will subsequently amend the Territory definition to delete such countries. The effective date for such amendment will be six months after the date of such notice and this Agreement shall terminate solely with respect to such country(ies) upon such effective date.

        11.3 TERMINATION FOR MATERIAL BREACH.

               (a) If either Party believes that the other is in material breach of this Agreement (including without limitation any material breach of a representation or warranty made in this Agreement), then the non-breaching Party may deliver notice of such breach to the other Party. In such notice the non-breaching Party shall identify the actions or conduct that such Party would consider to be an acceptable cure of such breach. The allegedly breaching Party shall have sixty (60) days to either cure such breach or, if cure cannot be reasonably effected within such sixty (60) day period, to deliver to the other Party a plan for curing such breach which is reasonably sufficient to effect a cure. Such a plan shall set forth a program for achieving cure as rapidly as practicable. Following delivery of such plan, the breaching Party shall use Diligent Efforts to carry out the plan and cure the breach. In the event of breach for failure to meet any payment obligations under this Agreement, the breaching Party shall have fifteen (15) days to cure such breach for nonpayment. For the avoidance of any doubt, any failure on the part of Nycomed, Inc. to fulfill its obligations set forth in the Stock Purchase Agreement shall be a material breach of this Agreement.

               (b) If the Party receiving notice of breach fails to cure such breach within the 60-day period, or the Party providing the notice reasonably determines that the proposed corrective plan or the actions being taken to carry it out is not commercially practicable, the Party originally delivering the notice may terminate this Agreement upon thirty (30) days advance written notice. If Corixa is the breaching Party, Amersham may elect to not terminate this Agreement as provided herein but instead retain its licenses granted under
Section 2.1
subject to payment of fees and milestones under Article 8 and other obligations under this Agreement. If the non-breaching Party elects not to terminate this Agreement under circumstances in which such non-breaching Party believes it is entitled to a temporary restraining order against the breaching Party, it may seek such a temporary restraining order. After the issuance of any temporary restraining order granted hereunder, any disputes concerning the appropriateness of such temporary restraining order shall be resolved in accordance with Section
14.1 and, if arbitration results, the arbitrator shall have the right to grant the Party subject to such temporary restraining order any redress that might have been available to such Party if the matter had remained under the jurisdiction of the courts.

               (c) If a Party gives notice of termination under this Section
11.3 and the other Party disputes whether such notice was proper, then the issue of whether this Agreement has been terminated shall be resolved in accordance with Section 14.1. If as a result of such dispute resolution process it is determined that the notice of termination was proper, then such termination shall be deemed to have been effective thirty (30) days following the date of the notice of termination. If as a result of such dispute resolution process it is determined that the notice of termination was improper, then no termination shall have occurred and this Agreement shall have remained in effect.

        11.4 TERMINATION BY AMERSHAM.

               (a) Amersham shall have the right to terminate this Agreement upon thirty (30) days written notice to Corixa if the Product is legally blocked from being marketed in the European Union for the indication for which the Parties were attempting to obtain Initial Approval, as a result of the designation of a competing product for such indication as an "orphan medicinal product" pursuant to the applicable European Commission regulations.

               (b) Amersham shall have the right to terminate this Agreement with respect to all countries of the Territory upon six (6) months written notice to Corixa at any time after the third (3rd) anniversary of the Effective Date.

               (c) Amersham shall have the right to terminate this Agreement upon thirty (30) days' written notice in the event that the EMEA fails to validate the MAA filing because the MAA was deemed by the EMEA to be insufficient.

        11.5 TERMINATION BY CORIXA.

               (a) Corixa shall have the right to terminate this Agreement upon thirty (30) days written notice to Amersham in the event that Corixa terminates the Supply Agreement pursuant to (i) Section 7.2 of the Supply Agreement on account of Amersham's material breach of the Supply Agreement or (ii) Section 3.3(d) of the Supply Agreement.

               (b) Corixa shall have the right to terminate this Agreement upon thirty (30) days written notice to Amersham in the event that an MAA containing data from the first initiated Initial Approval Clinical Trial is not approved.

        11.6 TERMINATION BY MUTUAL AGREEMENT. The Parties may terminate this Agreement at any time by mutual written agreement.

        11.7 EFFECT OF TERMINATION; SURVIVAL.

               (a) In the event of termination of this Agreement for any reason, the following provisions of this Agreement shall survive: Sections 2.3, 2.5, 5.5, 8.13, 8.14, 9.1, 9.2, 9.3 and 11.7, and Articles 1, 10, 13 and 14.

               (b) If termination of this Agreement was not due to Corixa's material breach pursuant to Section 11.3, then

                      (i) Amersham shall, within 60 days of such termination, transfer all clinical data, manufacturing data, regulatory filings, and other documents owned by Amersham to Corixa at no cost to Corixa; and

                      (ii) if Amersham commenced manufacture of Amersham Iodine I 131 Tositumomab prior to such termination, then

                             (1) Amersham shall also supply, for thirty-six (36)
months after such termination, Amersham Iodine I 131 Tositumomab to Corixa at Amersham's fully burdened manufacturing cost determined in accordance with the terms of the Supply Agreement;

                             (2) At its sole discretion, Corixa may extend, by
eighteen (18) months, the period in which Amersham is obligated to supply Amersham Iodine I 131 Tositumomab to Corixa. For all Amersham Iodine I 131 Tositumomab delivered to Corixa during such 18-month extension (if any), Corixa shall pay Amersham a supply price not to exceed Amersham's fully burdened manufacturing cost(1) that are directly attributable to the conversion of Tositumomab to Amersham Iodine I 131 Tositumomab plus [*]% of such costs; and

                             (3) At the request of Corixa, the Parties shall
negotiate in good faith towards an agreement whereby Amersham will supply Amersham Iodine I 131 Tositumomab to Corixa for a period of time to be negotiated on commercially reasonable terms, and shall include a supply price that will not exceed Amersham's fully burdened manufacturing cost that are directly attributable to the conversion of Tositumomab to Amersham Iodine I 131 Tositumomab plus [*]% of such costs.

In the event of termination with respect to a particular country or particular countries pursuant to Section 11.2, Amersham shall only be obligated to supply to Corixa pursuant to this Section 11.7(b)(ii) in the country or countries for which Amersham has terminated its rights and obligations hereunder.

               (c) In any event, termination of this Agreement shall not relieve the Parties of any liability which accrued hereunder prior to the effective date of such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party's right to obtain performance of any obligation.

(1) Such cost shall be determined in accordance with the terms of the Supply Agreement.

* Confidential Treatment Requested

               (d) In the event that this Agreement is terminated (except for termination pursuant to Section 11.3 (due solely to Corixa's material breach), 11.4(a), 11.5(b) or 11.6) and either

                      (i) Amersham does not commence manufacture of Amersham Iodine I 131 Tositumomab by December 31, 2003 or the date (if any) agreed in writing pursuant to Section 3.3(a) of the Supply Agreement, or

                      (ii) Amersham fails for a period of more than ninety (90) days, for reasons other than force majeure, routine equipment maintenance, ordinary course batch failures or other causes occurring in the normal course of manufacturing to supply Amersham Iodine I 131 Tositumomab to Corixa during the 36-month period set forth in Section 11.7(b)(ii)(1), then Corixa shall have the right solely during the four (4) months commencing (i) in the case of subsection 11.7(b)(i), on December 31, 2003 or the date (if any) agreed in writing pursuant to Section 3.3(a) of the Supply Agreement or (ii) in the case of subsection 11.7(b)(ii), at the end of the ninety (90) day period described in subsection 11.7(b)(ii), as applicable, to require Amersham to pay Corixa a termination fee of [*] million dollars ($[*] million), which fee shall be payable by Amersham within thirty (30) days of Amersham's receipt of a letter from Corixa stating with supporting documentation that the conditions set forth in this Section 11.7(d) have occurred and requesting payment of such fee. In the event Corixa elects payment of such termination fee, then such fee shall be Corixa's sole remedy at law or in equity for Amersham's failure to commence manufacture as set forth in subsection 11.7(d)(i) or failure to supply as set forth in subsection 11.7(d)(ii), as applicable. In addition, in the event during the four (4) month period described above Corixa sues Amersham for material breach based on Amersham's failure to commence manufacture as set forth in subsection 11.7(d)(i) or failure to supply as set forth in subsection 11.7(d)(ii), Corixa's right to require Amersham to pay such termination fee shall immediately terminate with no further action required by either Party.

12. REPRESENTATIONS AND COVENANTS

        12.1 MUTUAL AUTHORITY. Corixa and Amersham each represents and warrants to the other that (i) it has the authority and right to enter into and perform this Agreement and (ii) its execution, delivery and performance of this Agreement will not conflict in any material fashion with the terms of any other agreement to which it is or becomes a party or by which it is or becomes bound.

        12.2 PERFORMANCE BY AFFILIATES. The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates, provided, however, that each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. The aforesaid liquidated damages of $[*] million shall be Corixa's sole remedy at law or equity for Amersham's failure to supply as set forth in 11.7(d)ii above.

* Confidential Treatment Requested

13. INDEMNIFICATION AND LIMITATION OF LIABILITY

        13.1 INDEMNIFICATION.

               (a) Amersham hereby agrees to defend and hold harmless Corixa and its agents and employees from and against any and all suits, claims, actions, demands, liabilities, expenses and/or loss, including reasonable legal expenses and reasonable attorneys' fees ("Losses") resulting directly or indirectly from
(i) manufacture, use or storage by Amersham or its sublicensee or agent of Tositumomab, Iodine I 131 Tositumomab or Product, (ii) sale of Product in the Territory, or (iii) Amersham's breach of a material obligation under this Agreement, except to the extent such Losses result from an activity as to which Corixa is obliged to indemnify Amersham pursuant to Section 13.1(b).

               (b) Corixa hereby agrees to defend and hold harmless Amersham and its agents and employees from and against any and all suits, claims, actions, demands, liabilities, expenses and/or loss, including reasonable legal expenses and reasonable attorneys' fees ("Losses") resulting directly or indirectly from
(i) the failure of Tositumomab provided to Amersham by Corixa or Corixa Iodine I 131 Tositumomab to comply with the relevant Specifications, (ii) the failure of Corixa to comply with GMP during its manufacture of Tositumomab or Corixa Iodine I 131 Tositumomab, or (iii) Corixa's breach of a material obligation under this Agreement, except to the extent such Losses result from an activity as to which Amersham is obliged to indemnify Corixa pursuant to Section 13.1(a).

               (c) In the event that a Party (the "Indemnified Party") is seeking indemnification under Section 13.1(a) or (b), the Indemnified Party shall inform the other Party (the "Indemnifying Party") of a claim as soon as reasonably practicable after the Indemnified Party receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested by the Indemnifying Party (at the expense of the Indemnifying Party) in the defense of the claim.

        13.2 LIMITATION OF LIABILITY. EXCEPT AS SPECIFICALLY PROVIDED IN SECTIONS 11.7(d) AND 13.1, IN NO EVENT SHALL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT. For clarification, the foregoing sentence shall not be interpreted to limit or to expand the express rights specifically granted in the sections of this Agreement.

        13.3 INSURANCE.

               (a) During the term of this Agreement and for a period of five years after the expiration or termination of this Agreement, Amersham shall maintain product liability insurance or indemnity policies with an insurer reasonably satisfactory to Corixa, with a minimum amount not less than Two U.S. Million Dollars (U.S. $2,000,000) per occurrence (or claim) and Six U.S.

Million Dollars (U.S. $6,000,000) annual aggregate limit of liability, and after the First Commercial Sale in the Territory shall always maintain product liability insurance with a minimum of Ten Million U.S Dollars (U.S. $10,000,000) per occurrence (or claim) and Twenty U.S. Million Dollars (U.S. $20,000,000) annual aggregate limit of liability. Such policies shall insure against liability on the part of Corixa and any of its Affiliates, as their interests may appear, due to injury, disability or death of any person or persons, or injury to property arising from any action or omission for which Amersham has an indemnification obligation pursuant to Section 13.1(a).

               (b) During the term of this Agreement and for a period of five years after the expiration or termination of this Agreement, Corixa shall maintain product liability insurance or indemnity policies with an insurer reasonably satisfactory to Amersham, with a minimum amount not less than Two U.S. Million Dollars (U.S. $2,000,000) per occurrence (or claim) and Six U.S. Million Dollars (U.S. $6,000,000) annual aggregate limit of liability. Such policies shall insure against liability on the part of Amersham and any of its Affiliates, as their interests may appear, due to injury, disability or death of any person or persons, or injury to property arising from any action or omission for which Corixa has an indemnification obligation pursuant to Section 13.1(b).

               (c) Each Party shall promptly notify the other Party of any material alterations to the terms of such policies or in the amounts for which insurance is provided.

14. MISCELLANEOUS

        14.1 DISPUTE RESOLUTION. In the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement other than a Corixa Matter or a Amersham Matter, the Parties shall try to settle their differences amicably between themselves first, by referring the disputed matter to the respective heads of Research and Development of each Party and, if not resolved by the Research and Development heads, by referring the disputed matter to the respective Chief Executive Officers of each Party. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and, within 20 days after such notice, such representatives of the Parties shall meet for attempted resolution by good faith negotiations. If such personnel are unable to resolve a dispute within 30 days of their first meeting of such negotiations, except as provided in Section 14.3, either Party may seek to have such dispute resolved by binding arbitration with a single arbitrator under the commercial rules of the American Arbitration Association. The Parties hereby consent to conduct such binding arbitration procedures in English in the city of New York, New York.

        14.2 GOVERNING LAW. Resolution of all disputes arising out of or related to this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of Delaware, as applied to agreements executed and performed entirely in the State of Delaware by residents of the State of Delaware, without regard to conflicts of law rules.

        14.3 PATENTS AND TRADEMARKS. Any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Patent rights covering the manufacture, use or sale of any Product or of any trademark rights related to any Product shall be submitted to a court of competent jurisdiction in the territory in which such Patent or trademark rights were granted or arose.

        14.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

        14.5 EXPORT CONTROL. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries which may be imposed upon or related to Corixa or Amersham from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity.

        14.6 BANKRUPTCY.

               (a) All rights and licenses granted under or pursuant to this Agreement, including amendments hereto, by each Party to the other Party are, for all purposes of Section 365(n) of Title 11 of the U.S. Code ("Title 11"), licenses of rights to intellectual property as defined in Title 11. Each Party agrees during the term of this Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property. If a case is commenced by or against either Party (the "Bankrupt Party") under Title 11, then, unless and until this Agreement is rejected as provided in Title 11, the Bankrupt Party (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 Trustee) shall, at the election of the Bankrupt Party made within 60 days after the commencement of the case (or, if no such election is made, immediately upon the request of the non-Bankrupt Party) either (i) perform all of the obligations provided in this Agreement to be performed by the Bankrupt Party including, where applicable and without limitation, providing to the non-Bankrupt Party portions of such intellectual property (including embodiments thereof) held by the Bankrupt Party and such successors and assigns or otherwise available to them or (ii) provide to the non-Bankrupt Party all such intellectual property (including all embodiments thereof) held by the Bankrupt Party and such successors and assigns or otherwise available to them.

               (b) If a Title 11 case is commenced by or against the Bankrupt Party and this Agreement is rejected as provided in Title 11 and the non-Bankrupt Party elects to retain its rights hereunder as provided in Title 11, then the Bankrupt Party (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitations, a Title 11 Trustee) shall provide to the non-Bankrupt Party all such intellectual property (including all embodiments thereof) held by the Bankrupt Party and such successors and assigns or otherwise available to them immediately upon the non-Bankrupt Party's written request therefor. Whenever the Bankrupt Party or any of its successors or assigns provides to the non-Bankrupt Party any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section 14.6, the non-Bankrupt Party shall have the right to perform the obligations of the Bankrupt Party hereunder with respect to such intellectual property, but neither such provision nor such performance by the non-Bankrupt Party shall release the Bankrupt Party from any such obligation or liability for failing to perform it.

               (c) All rights, powers and remedies of the non-Bankrupt Party provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, Title 11) in the event of the commencement of a Title 11 case by or against the Bankrupt Party. The non-Bankrupt Party, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including, without limitation, under Title 11) in such event. The Parties agree that they intend the foregoing non-Bankrupt Party rights to extend to the maximum extent permitted by law and any provisions of applicable contracts with Third Parties, including without limitation for purposes of Title 11, (i) the right of access to any intellectual property (including all embodiments thereof) of the Bankrupt Party or any Third Party with whom the Bankrupt Party contracts to perform an obligation of the Bankrupt Party under this Agreement, and, in the case of the Third Party, which is necessary for the development, registration and manufacture of licensed products and (ii) the right to contract directly with any Third Party described in (i) in this sentence to complete the contracted work. Any intellectual property provided pursuant to the provisions of this
Section 14.6 shall be subject to the licenses set forth elsewhere in this Agreement and the payment obligations of this Agreement, which shall be deemed to be royalties for purposes of Title 11.

        14.7 FORCE MAJEURE. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including without limitation, an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe; provided, however, the payment of invoices due and owing hereunder shall not be delayed by the payer because of a force majeure affecting the payer.

        14.8 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, postage prepaid, express delivery service or personally delivered. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below.

               For Corixa:          Senior VP, Chief Operating Officer
                                    Corixa Corporation
                                    1124 Columbia Street, Suite 200
                                    Seattle, WA 98104

               With a copy to:      General Counsel
                                    Corixa Corporation
                                    1124 Columbia Street, Suite 200
                                    Seattle, WA 98104

               With a copy to:      Cooley Godward LLP
                                    Five Palo Alto Square
                                    3000 El Camino Real
                                    Palo Alto, CA  94306
                                    Attention:  Robert L. Jones, Esq.

                 For Amersham:      Group Secretary
                                    Amersham PLC
                                    Amersham Place
                                    Little Chalfont
                                    Buckinghamshire
                                    ENGLAND HP7 9NA

               With a copy to:      General Counsel
                                    Nycomed Amersham
                                    101 Carnegie Center
                                    Princeton, NJ 08540

        14.9 CONSENTS NOT UNREASONABLY WITHHELD OR DELAYED. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld or delayed, and whenever in this Agreement provisions are made for one Party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

        14.10 MAINTENANCE OF RECORDS. Each Party shall keep and maintain all records required by law or regulation with respect to Products and shall make copies of such records available to the other Party upon request.

        14.11 UNITED STATES DOLLARS. References in this Agreement to "Dollars" or "$" shall mean the legal tender of the United States of America.

        14.12 NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

        14.13 ENGLISH. This Agreement has been prepared in English and shall be interpreted solely in English.

        14.14 ASSIGNMENT. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except a Party may make such an assignment without the other Party's consent to an Affiliate or to a successor to substantially all of the business of such Party, whether in a merger, sale of stock, sale of assets or other transaction. Any permitted successor or assignee of rights and/or obligations hereunder shall, in writing to the other Party, expressly assume performance of such rights and/or obligations. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 14.14 shall be null and void and of no legal effect.

        14.15 HARDSHIP. If, during the term of the Agreement, performance of the Agreement should lead to unreasonable hardship for one or other Party taking the interests of both Parties into account both Parties shall endeavor to agree in good faith to amend the Agreement in the light of the change in circumstances.

        14.16 ELECTRONIC DATA INTERCHANGE. If both Parties elect to facilitate business activities hereunder by electronically sending and receiving data in agreed formats (also referred to as Electronic Data Interchange or "EDI") in substitution for conventional paper-based documents, the terms and conditions of this Agreement shall apply to such EDI activities.

        14.17 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        14.18 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

        14.19 SEVERABILITY. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized. If the Parties, after making good faith effort, are unable to effectively replace an invalid or unenforceable provision pursuant to this Section 14.19, and a Party is suffering or reasonably expects to suffer significant economic harm as a result of the invalidity or unenforceability of an original provision of this Agreement, such Party shall have the right to terminate this Agreement upon six (6) months prior written notice to the other Party. Such termination shall be in accordance with the provisions of Section 11.3(b) of this Agreement.

        14.20 AMBIGUITIES. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

        14.21 HEADINGS. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

        14.22 NO WAIVER. Any delay in enforcing a Party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party's rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

        IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers as of the date and year first above written.

AMERSHAM PLC                                       CORIXA CORPORATION

By:                                                By:
   -----------------------------------------          ----------------------------------------

Name:                                              Name:  Steven Gillis
     ---------------------------------------
Title:                                             Title: Chairman and Chief Executive Officer
      --------------------------------------
Date:                                              Date:
     ---------------------------------------            --------------------------------------

                                    EXHIBIT A

                                 CORIXA PATENTS

 ATTORNEY                SERIAL NO. /   FILED/
DOCKET NO.                PATENT NO.    ISSUED         COUNTRIES DESIGNATED               TITLE
----------               ------------   ------         --------------------               -----
COUL-003/01EP         98928875.8       6/3/98    Austria, Belgium, Cyprus,       Radioprotectant for
(Corixa owns)         Publication      Pub.      Switzerland & Liechtenstein,    Peptides Labeled
                      No: EP 1 003     Date      Germany, Denmark, Spain,        with Radioisotope
                      560              5/31/00   Finland, France, United
                                                 Kingdom, Greece, Ireland,
                                                 Italy, Luxembourg, Monaco,
                                                 Netherlands, Portugal, Sweden

COUL-003/01NO         1999 5906        6/3/98    Norway                          Radioprotectant for
(Corixa owns)                                                                    Peptides Labeled
                                                                                 with Radioisotope

COUL-005/02EP (UM     96916440.9       5/3/96    Austria, Belgium, Switzerland   Method of
owns--Corixa is       WO 96/34632      Pub.      & Liechtenstein, Germany,       Establishing the
exclusive licensee)                    date      Denmark, Spain, Finland,        Optimal Radiation
                                       11/7/96   France, United Kingdom,         Dose for
                                                 Greece, Ireland, Italy,         Radiopharmaceutical
                                                 Luxembourg, Monaco,             Treatment of Disease
                                                 Netherlands, Portugal, Sweden

COUL-005/04EP         99955224.3 WO    6/4/99    Austria, Belgium, Cyprus,       Patient-Specific
(Corixa/UM            99/62565         Pub.      Switzerland & Liechtenstein,    Dosimetry
co-owners--license                     Date      Germany, Denmark, Spain,
to Corixa)                             12/9/99   Finland, France, United
                                                 Kingdom, Greece, Ireland,
                                                 Italy, Luxembourg, Monaco,
                                                 Netherlands, Portugal,
                                                 Sweden, Albania, Lithuania,
                                                 Latvia, Macedonia, Romania
                                                 and Slovenia

                                    EXHIBIT B

                               COUNTRIES OF EUROPE

ANDORRA                   AUSTRIA                 BELGIUM                 BOSNIA
BULGARIA                  CROATIA                 CYPRUS                  CZECH REPUBLIC
DENMARK                   ESTONIA                 FINLAND                 FRANCE
GERMANY                   GREECE                  HUNGARY                 ICELAND
IRELAND                   ITALY                   LATVIA                  LIECHTENSTEIN
LITHUANIA                 LUXEMBOURG              MONACO                  NETHERLANDS
NORWAY                    POLAND                  PORTUGAL                ROMANIA
RUSSIAN REPUBLIC          SAN MARINO              SERBIA                  SLOVAKIA
SLOVENIA                  SPAIN                   SWEDEN                  SWITZERLAND
TURKEY                    UNITED KINGDOM          VATICAN CITY            YUGOSLAVIA

                                    EXHIBIT C

                                DEVELOPMENT PLAN

A. OUTLINE

REGULATORY

        Under [*], several meetings have been held with various national Health Authorities in Europe and with the EMEA. It was generally felt that the database was [*]. It was also believed that a [*] with [*] was not necessary, but all of the Health Authorities who were visited deferred to [*] to make the final call. The outcome of these meetings identified that an [*] was targeted for late [*]. Subsequently, Amersham, in consultation with Corixa, believes that it is highly likely that the European regulatory authorities for initial product approval will [*]. Corixa has agreed to take full responsibility for conducting clinical trials that will be required to gain initial regulatory approval in Europe.

        Upon execution of this Agreement, Corixa will need to notify EMEA that Corixa or its designee will be the [*] instead of [*]. Corixa will then notify the EMEA that it intends to [*] for [*].

        In parallel with this effort, Corixa will begin to prepare for submission of an [*]. This application will rely on the documentation contained in the [*] submitted to the [*]. This [*] is currently under review by the [*].

        In addition to this, other activities will be taking place in parallel with the above activities. Amersham will designate members to serve on the Collaboration Steering Committee, the Joint Commercialization Committee and the Joint Development Committee. The representatives on these committees will include but not be limited to regulatory, manufacturing, commercial marketing, and business development. Further activities by the appropriate parties will include:

-     Determination of a decision to submit an [*] to EMEA,

-     Update the [*], and any other documents that should include [*],

-     A [*] will be developed,

-     Determination and, if necessary, conduct of [*],

-     An [*] on a [*] will be made,

- A Qualified Person to perform [*] using the [*] supplied from [*] will be made, and

* Confidential Treatment Requested

-     Drafting of final labeling and packaging.

In addition Amersham will begin to draft a mechanism for reporting adverse events and product complaints in cooperation with Corixa. A full Development Plan will be drafted by the Parties for review by the Joint Development Committee within 60 days after the receipt of the data from Corixa.

CLINICAL

        As a first priority and in parallel with regulatory activities, Corixa will begin to draft a study design for the conduct of [*] for the indication of [*]. The end point for this trial will be [*]. The final development plan will be approved by the JDC. The specific aims and endpoints of this trial will be worked out by Corixa; this input may be done in consultation with the CPMP/EMEA.

        In addition to the initial [*], Amersham, in consultation with the Joint Development Committee will plan a [*]. This trial will have the objective of establishing [*]. Within this plan, consideration will be given to establishment of a [*]. The endpoints of these trials will be worked out in consultation with Corixa.

        In addition a prioritized list of clinical development needed to expand approved labeling will be constructed. This list will direct the next phases of clinical development. This effort will be directed by Amersham's commercial marketing.

        If feedback from the EMEA review indicates the necessity to conduct other clinical programs besides [*], these will be given priority. The endpoints of these trials will be worked out by Clinical Research, Regulatory Affairs, and Commercial Marketing.

MANUFACTURING

        Amersham will be responsible for all activities associated with the development, validation and process for radiolabeling tositumomab with I131 for human use, as well as to provide Quality Assurance, Quality Control and regulatory support services in order to commercialize tositumomab and radiolabeled tositumomab with the shortest possible critical path.

        As a first priority Amersham will identify which of its [*] will be used to establish [*] capability.

        As a part of the effort to establish radiolabeling process Amersham will develop:

- Technology transfer of the radiolabeling process to the selected [*] facility

-     QC methods and technology transfer

-     Validate these methods


* Confidential Treatment Requested

-     [*] of [*] with that of the [*] (as approved by the FDA)

- If necessary Amersham will make applications with all relevant regulatory authorities for [*]

- Establish, if necessary, a distribution method for the distribution of [*] product

-     Establish a system for [*] of [*]

-     Establish a mechanism for the [*] through Corixa.

        Commercial production for radiolabelled product is expected to begin in the [*] or a date to be determined by the Parties.

B. INITIAL DEVELOPMENT PLAN [TO BE DEVELOPED FOLLOWING EXECUTION OF THIS AGREEMENT.]

* Confidential Treatment Requested

                                    EXHIBIT D

                             CORIXA CLINICAL TRIALS

  CPI                                                                           ENROLLED
PROTOCOL       SITE                                                            (4/30/01)/               START            END
 NUMBER       (US, EU)             TITLE                   OBJECTIVE             TARGET    STATUS      ACCRUAL         ACCRUAL
--------      --------             -----                   ---------           ----------  ------      -------         --------
                                           [*]
[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

------------
* Confidential Treatment Requested

  CPI                                                                           ENROLLED
PROTOCOL       SITE                                                            (4/30/01)/               START            END
 NUMBER       (US, EU)             TITLE                   OBJECTIVE             TARGET    STATUS      ACCRUAL         ACCRUAL
--------      --------             -----                   ---------           ----------  ------      -------         --------
                           [*]                             [*]

                                      [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

                                      [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]


------------
* Confidential Treatment Requested

  CPI                                                                           ENROLLED
PROTOCOL       SITE                                                            (4/30/01)/               START            END
 NUMBER       (US, EU)             TITLE                   OBJECTIVE             TARGET    STATUS      ACCRUAL         ACCRUAL
--------      --------             -----                   ---------           ----------  ------      -------         --------
[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

                                         [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

                                         [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

                                         [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

                                         [*]

------------
* Confidential Treatment Requested

  CPI                                                                           ENROLLED
PROTOCOL       SITE                                                            (4/30/01)/               START            END
 NUMBER       (US, EU)             TITLE                   OBJECTIVE             TARGET    STATUS      ACCRUAL         ACCRUAL
--------      --------             -----                   ---------           ----------  ------      -------         --------
[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

                                         [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

                                         [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

[*]           [*]          [*]                             [*]                 [*]         [*]         [*]             [*]

------------------
* Confidential Treatment Requested

  CPI                                                                           ENROLLED
PROTOCOL       SITE                                                            (4/30/01)/               START            END
 NUMBER       (US, EU)             TITLE                   OBJECTIVE             TARGET    STATUS      ACCRUAL         ACCRUAL
--------      --------             -----                   ---------           ----------  ------      -------         --------
                           [*]                             [*]


                                         [*]

[*]            [*]         [*]                             [*]                  [*]        [*]          [*]            [*]

-----------------
* Confidential Treatment Requested

                                TABLE OF CONTENTS

                                                                                          PAGE
1.      DEFINITIONS.........................................................................1

        1.1    "Affiliate"..................................................................1

        1.2    "Amersham Iodine I 131 Tositumomab"..........................................1

        1.3    "Amersham Matter"............................................................2

        1.4    "Annual Net Sales"...........................................................2

        1.5    "BLA"........................................................................2

        1.6    "Clinical Trial".............................................................2

        1.7    "Clinical Trial Costs".......................................................2

        1.8    "Collaboration Steering Committee"...........................................2

        1.9    "Controlled".................................................................2

        1.10   "Corixa".....................................................................3

        1.11   "Corixa Intellectual Property Rights"........................................3

        1.12   "Corixa Iodine I 131 Tositumomab"............................................3

        1.13   "Corixa Matter"..............................................................3

        1.14   "Corixa Territory"...........................................................3

        1.15   "Cross-Territory Clinical Trial".............................................3

        1.16   "Dana Farber Agreements".....................................................3

        1.17   "Development Budget".........................................................4

        1.18   "Development Plan"...........................................................4

        1.19   "Diligent Efforts"...........................................................4

        1.20   "Effective Date".............................................................4

        1.21   "European Facility"..........................................................4

        1.22   "FD&C Act"...................................................................4

        1.23   "FDA"........................................................................4

        1.24   "Field"......................................................................4

        1.25   "First Commercial Sale"......................................................4

        1.26   "FTE Rate"...................................................................4

        1.27   "Fully Allocated Cost".......................................................5

        1.28   "Good Manufacturing Practice"................................................5

        1.29   "Information"................................................................6

                                TABLE OF CONTENTS
                                   (continued)

                                                                                          PAGE
        1.30   "Initial Approval"...........................................................6

        1.31   "Initial Approval Clinical Trials"...........................................6

        1.32   "Initial Approval Trial Costs"...............................................6

        1.33   "Initial Development Plan"...................................................6

        1.34   "Initial Regulatory Filings".................................................7

        1.35   "Intellectual Property Rights"...............................................7

        1.36   "Invention"..................................................................7

        1.37   "Iodine I 131 Tositumomab"...................................................7

        1.38   "Joint Commercialization Committee"..........................................7

        1.39   "Joint Development Committee.................................................7

        1.40   "Joint Other Inventions".....................................................7

        1.41   "Know-How"...................................................................7

        1.42   "MAA"........................................................................8

        1.43   "Major Market Countries".....................................................8

        1.44   "Marketing Plan".............................................................8

        1.45   "Michigan Agreement".........................................................8

        1.46   "Net Sales"..................................................................8

        1.47   "Other Invention"............................................................8

        1.48   "Patent".....................................................................8

        1.49   "Pricing Approval"...........................................................9

        1.50   "Product"....................................................................9

        1.51   "Product Improvement"........................................................9

        1.52   "Product Invention"..........................................................9

        1.53   "QA/QC Costs"................................................................9

        1.54   "Regulatory Approval"........................................................9

        1.55   "Regulatory Filing"..........................................................9

        1.56   "Second Indication"..........................................................9

        1.57   "Sole Other Inventions"......................................................9

        1.58   "Specifications"............................................................10

        1.59   "Stock Purchase Agreement"..................................................10

                                TABLE OF CONTENTS
                                   (continued)

                                                                                          PAGE
        1.60   "Subsequent Clinical Trial".................................................10

        1.61   "Subsequent Development Plan"...............................................10

        1.62   "Subsequent Regulatory Filings".............................................10

        1.63   "Territory".................................................................10

        1.64   "Third Party"...............................................................10

        1.65   "Tositumomab"...............................................................10

2.      LICENSES AND EXCLUSIVITY...........................................................11

        2.1    Licenses to Amersham........................................................11

        2.2    Negative Covenant...........................................................12

        2.3    License to Corixa...........................................................12

        2.4    Negative Covenant...........................................................12

        2.5    Covenant Not to Sue.........................................................12

        2.6    Existing Third Party Licenses...............................................12

        2.7    New Third Party Licenses....................................................13

        2.8    Exclusivity.................................................................14

        2.9    U.N. Convention Not Applicable..............................................14

3.      GOVERNANCE STRUCTURES..............................................................14

        3.1    Collaboration Steering Committee (CSC)......................................14

        3.2    Joint Development Committee (JDC)...........................................16

        3.3    Joint Commercialization Committee (JCC).....................................17

4.      DEVELOPMENT; GOVERNANCE; DILIGENCE.................................................19

        4.1    Overview....................................................................19

        4.2    Initial Development Plan....................................................19

        4.3    Updates to Development Plan.................................................20

        4.4    Development Budget..........................................................20

        4.5    Responsibility, Approval and Designation of Clinical Trials.................21

        4.6    Forecasts of Supply for Initial Approval Clinical Trial.....................21

        4.7    Development Diligence.......................................................21

5.      CLINICAL TRIALS AND REGULATORY ISSUES..............................................22

        5.1    Transfer of Pre-existing Files and Data.....................................22

                                TABLE OF CONTENTS
                                   (continued)

                                                                                          PAGE
        5.2    Clinical Trials Solely in the Territory.....................................22

        5.3    Clinical Trials Solely in the Corixa Territory..............................24

        5.4    Cross-Territory Clinical Trials.............................................24

        5.5    Clinical Trial Costs Audit..................................................25

        5.6    Initial Regulatory Filings..................................................25

        5.7    Transfer of Initial Regulatory Filings......................................26

        5.8    Subsequent Regulatory Filings...............................................26

        5.9    Pricing Approvals and Pricing...............................................26

        5.10   Updates.....................................................................27

        5.11   Records.....................................................................27

6.      REGULATORY COMPLIANCE..............................................................27

        6.1    Adverse Event Reporting.....................................................27

        6.2    Compliance..................................................................28

        6.3    Product Complaints..........................................................28

        6.4    Product Recall..............................................................28

7.      MARKETING..........................................................................28

        7.1    Marketing Plan..............................................................28

        7.2    Diligence...................................................................29

        7.3    Reporting...................................................................29

8.      ECONOMICS..........................................................................29

        8.1    Equity Investment...........................................................29

        8.2    Milestones..................................................................29

        8.3    Royalties...................................................................30

        8.4    Independent Manufacture Royalties...........................................31

        8.5    Quarterly Payments and Payment Reports......................................31

        8.6    Payment Method..............................................................31

        8.7    Invoicing of Initial Approval Trial Costs...................................32

        8.8    Taxes.......................................................................32

        8.9    Currency of Payment.........................................................32

        8.10   Blocked Currency............................................................32

                                TABLE OF CONTENTS
                                   (continued)

                                                                                          PAGE
        8.11   Sublicenses.................................................................32

        8.12   Foreign Exchange............................................................32

        8.13   Records; Inspection.........................................................32

        8.14   Late Payment Penalty........................................................33

9.      INTELLECTUAL PROPERTY..............................................................33

        9.1    Ownership...................................................................33

        9.2    Disclosure..................................................................33

        9.3    Patent Prosecution and Maintenance; Abandonment.............................33

        9.4    Enforcement of Patent Rights................................................34

        9.5    Defense of Third Party Claims...............................................34

        9.6    Trademarks..................................................................35

10.     CONFIDENTIALITY....................................................................35

        10.1   Nondisclosure of Confidential Information...................................35

        10.2   Exceptions..................................................................35

        10.3   Authorized Disclosure.......................................................36

        10.4   Termination of Prior Agreements.............................................37

        10.5   Publicity...................................................................37

        10.6   Publications................................................................37

11.     TERM AND TERMINATION...............................................................37

        11.1   Term........................................................................37

        11.2   Amendment of Territory......................................................37

        11.3   Termination for Material Breach.............................................38

        11.4   Termination By Amersham.....................................................39

        11.5   Termination by Corixa.......................................................39

        11.6   Termination by Mutual Agreement.............................................39

        11.7   Effect of Termination; Survival.............................................39

12.     REPRESENTATIONS AND COVENANTS......................................................41

        12.1   Mutual Authority............................................................41

        12.2   Performance by Affiliates...................................................41

13.     INDEMNIFICATION AND LIMITATION OF LIABILITY........................................41

                                TABLE OF CONTENTS
                                   (continued)

                                                                                          PAGE
        13.1   Indemnification.............................................................41

        13.2   Limitation of Liability.....................................................42

        13.3   Insurance...................................................................42

14.     MISCELLANEOUS......................................................................43

        14.1   Dispute Resolution..........................................................43

        14.2   Governing Law...............................................................43

        14.3   Patents and Trademarks......................................................43

        14.4   Entire Agreement; Amendment.................................................44

        14.5   Export Control..............................................................44

        14.6   Bankruptcy..................................................................44

        14.7   Force Majeure...............................................................45

        14.8   Notices.....................................................................45

        14.9   Consents Not Unreasonably Withheld or Delayed...............................46

        14.10  Maintenance of Records......................................................46

        14.11  United States Dollars.......................................................47

        14.12  No Strict Construction......................................................47

        14.13  English.....................................................................47

        14.14  Assignment..................................................................47

        14.15  Hardship....................................................................47

        14.16  Electronic Data Interchange.................................................47

        14.17  Counterparts................................................................47

        14.18  Further Actions.............................................................47

        14.19  Severability................................................................47

        14.20  Ambiguities.................................................................48

        14.21  Headings....................................................................48

        14.22  No Waiver...................................................................48